UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder,

On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of shareholders of Fidelity National Information Services, Inc. (FIS). The meeting will be held on May 22, 2019, at 10:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.

The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including:

●	the business to be considered;
●	who may vote; and
●	the different methods by which you may vote.

Whether or not you plan to attend the annual meeting, please vote by one of the available methods to ensure that your shares are represented and voted in accordance with your wishes.

On behalf of the Board of Directors, I thank you for your investment in FIS.

Sincerely,

Gary A. Norcross

Chairman, President and Chief Executive Officer

FOR THE FOLLOWING PURPOSES:

You will be asked to consider three proposals at the annual meeting.

1   to elect ten (10) members of the Board of Directors to serve until the 2020 annual meeting of shareholders or, in each case, until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2 to approve, on an advisory and non-binding basis, the compensation of our named executive officers; and

3 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.

The Board of Directors has set April 1, 2019 as the record date for the meeting. This means that owners of Fidelity National Information Services, Inc. common stock at the close of business on that date are entitled to:

●   receive notice of the meeting; and

●   vote at the meeting and any adjournments or postponements of the meeting.

All shareholders are cordially invited to attend the meeting in person.

Whether or not you plan to attend the annual meeting, please read these proxy materials and cast your vote on the matters that will be presented at the meeting.

You may vote your shares through the internet, by telephone, or by mailing the enclosed proxy card. Instructions for our registered shareholders are described under the question “How do I vote?” on page 5 of the proxy statement.

Sincerely,

Charles H. Keller

Corporate Secretary

Fidelity National Information Services, Inc.	3

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

General Information About the Company

47,000 employees worldwide

> $8.4 billion in revenue

Clients in more than 130 countries, including:

90% of the top 50 largest global banks

Adjusted EPS Growth of 22.5%

Proxy Statement

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Fidelity National Information Services, Inc., a Georgia corporation, for use at the Annual Meeting of Shareholders to be held on May 22, 2019, at 10:00 a.m., Eastern Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204.

It is anticipated that such proxy, together with this proxy statement, will be first mailed on or about April 12, 2019, to all shareholders entitled to vote at the meeting.

The Company’s principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and its telephone number at that address is (904) 438-6000.

4	Fidelity National Information Services, Inc.

Frequently Asked Questions

Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the annual meeting because you were a shareholder of the Company at the close of business on April 1, 2019 (the “record date”); therefore, you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting and the voting process, as well as information about the Company’s directors and executive officers.

Who is entitled to vote?

All record holders of FIS common stock as of the close of business on April 1, 2019, are entitled to vote. On that day, 323,287,719 shares were issued, outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.

What shares are covered by the proxy card?

The proxy card covers all shares held by you of record, that is, all shares registered in your name.

What if I am a beneficial holder rather than an owner of record?

If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

How do I vote?

1. In person at the annual meeting. All shareholders may vote in person at the annual meeting by bringing the enclosed proxy card and proof of identification, but if you are a beneficial owner (as opposed to a record holder), you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors at the annual meeting with your ballot when you vote at the meeting; or

2. By proxy. There are three ways to vote by proxy:

a.  by internet, using a unique password printed on your proxy card and following the instructions on the proxy card;

b.  by mail, using the enclosed proxy card and return envelope; or

c.  by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card.

Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

What does it mean to vote by proxy?

It means that you authorize someone else to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer, Chief Legal Officer and our Corporate Secretary, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the Board for such proposal.

Fidelity National Information Services, Inc.	5

Frequently Asked Questions (continued)

What happens if other matters are raised at the meeting?

Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the meeting in accordance with the procedures specified in the corporate Bylaws, all proxies given to the proxy holders will be voted in accordance with their best judgment.

What if I submit a proxy and later change my mind?

If you submit your proxy and later wish to revoke it, you may do so by doing one of the following:

(i)  giving written notice to the Corporate Secretary prior to the annual meeting;

(ii) timely submitting another proxy bearing a later date (in any of the permitted forms) prior to the annual meeting; or

(iii)   casting a ballot in person at the annual meeting.

Who will count the votes?

Broadridge Financial Solutions, Inc. will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

How many votes must each proposal receive to be adopted?

The following votes must be received:

●   For Proposal No. 1, regarding the election of directors, to be elected, each of the director nominees named in this proxy statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for election or re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a “holdover” director. However, pursuant to FIS’ Majority Voting Policy, in that situation, our Corporate Governance and Nominating Committee would promptly make a recommendation to the Board about whether to accept or reject the resignation of any “holdover” director and the Board would then take action on the recommendation no later than 180 days following the date of the election.

●   For Proposal No. 2, regarding a non-binding advisory vote on the compensation paid to our named executive officers, under Georgia law, the action will be approved (on a non- binding advisory basis) if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

●   For Proposal No. 3, regarding the appointment of KPMG LLP, under Georgia law the action will be approved if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

6	Fidelity National Information Services, Inc.

Frequently Asked Questions (continued)

What constitutes a quorum?

A quorum is present if a majority of the outstanding shares of common stock entitled to vote is represented either in person or by proxy. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

What are broker non-votes and what effect will they have?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE, such as the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as Proposals No. 1 and 2, nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” Accordingly, with respect to Proposals No. 1 and 2, broker non-votes will not affect the outcome of the vote. Please be sure to give specific voting instructions to your broker, so that your vote can be counted.

What effect does an abstention have?

With respect to each proposal, abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote.

Who pays the cost of soliciting proxies?

The Company pays the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, email or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Georgeson LLC to assist in the solicitation of proxies for an estimated fee of $15,795, plus reimbursement of expenses.

Fidelity National Information Services, Inc.	7

Frequently Asked Questions (continued)

What if I share a household with another shareholder?

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Reports and/or proxy statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report or proxy statement for your household, please contact our transfer agent, Computershare (in writing: P.O. Box 30170, College Station, TX 77842-3170; by telephone: (800) 568-3476). If you participate in householding and wish to receive a separate copy of the 2018 Annual Report or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or proxy statements, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. The Company hereby undertakes to deliver promptly upon written or oral request, a separate copy of the Annual Report to shareholders, or proxy statement, as applicable, to a Company shareholder at a shared address to which a single copy of the document was delivered.

This Annual Report is also available on the Investor Relations page of our website at http://www.fisglobal.com or on the SEC’s website at www.sec.gov/edgar. The content on our website does not constitute a part of this proxy statement.

8	Fidelity National Information Services, Inc.

Certain Information About Our Directors

The FIS Board is diverse, with three of ten directors being either minority or female. More broadly, the collective skills, talents, experiences and perspectives of the Board are also diverse. We have executives who have worked in the fields of banking, technology, financial services and private equity. We have several current or former CEOs, but also have directors who do or have had executive responsibilities globally in operations, sales and legal functions. Their tenure on the FIS Board spans from several months to more than 15 years. All of this allows the directors to bring diversity of thought, background and experience to bear on the matters addressed by the Board.

The Collective Skills and Experience of Our Board Supports the Strategy of our Company

FIS is a global leader in financial services technology, with a focus on retail banking, payments, asset and wealth management, risk and compliance, and outsourcing solutions. With a deep and broad set of solutions, FIS serves its global client base by providing the software and services that empower the financial world. The foundation of both the Company’s success and long-term growth strategy includes four pillars.

Long-Term Growth Strategy
Investment for Growth	Financial Discipline	Operational Improvement	Strategic Mergers and Acquisitions
Modernizing existing technology and driving the leading edge of innovation	Practicing the financial discipline necessary to maintain a strong balance sheet and robust free cash flow	Fundamental business execution focused on continuous operational improvements	Pursuit of transformational inorganic expansion through strategic mergers and acquisitions

The collective skills and experience of our ten directors is broad and supports each of the pillars of our long- term growth strategy. The following chart summarizes those skills and experience under several criteria critical to the success of FIS. Virtually all of our directors have experience or expertise in these categories; however, we have only counted those directors in this chart where their experience in each category is deemed to be significant.

Fidelity National Information Services, Inc.	9

Expertise

Public Company Board Experience

Global Business Experience

Mergers and Acquisitions

Current or Former CEO

Banking or Financial Services Experience

Government and Regulatory

Financial Expertise

Enterprise Risk Management

Technology

Diversity

Director Tenure and Age

Tenure*	Age*

0-3	50-55

4-6	56-65

7-10	66-70

11+	71+

*As of April 1, 2019. Service with FIS includes service for certain of our directors with Certegy, Inc. (“Certegy”) prior to its merger with FIS in November 2006.

10	Fidelity National Information Services, Inc.

Independence

Section 303A.02 of the NYSE Listing Standards, as approved by the Securities and Exchange Commission (“SEC”), sets the standard by which directors of publicly traded companies listed with the NYSE shall be deemed independent. Pursuant to Section 303A.02, the Board has determined that all current FIS directors, other than Mr. Norcross, are independent.

Information About the Nominees for Election

Our business is managed under the direction of our Board. The Articles of Incorporation and Bylaws of the Company provide that our Board shall consist of at least five and no more than fifteen directors. We currently have ten directors, consisting of nine non-employee independent directors and one management director. Each member of our Board is elected annually for a one-year term.

Each person elected will hold office until the 2020 annual meeting of shareholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal. Our Board has no reason to believe that any nominee for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve prior to the 2019 annual meeting of shareholders, proxies will be voted for another nominee selected by the Board. Proxies cannot be voted for more than ten persons. Alternatively, at our Board’s discretion, proxies may be voted for fewer nominees as a result of a director’s inability or unavailability to serve.

The following is biographical information concerning the ten nominees for election as directors of the Company:

For purposes of the biographical descriptions of our directors and executive officers, service with FIS includes service for certain of our directors with Certegy prior to its merger with FIS in November 2006.

Fidelity National Information Services, Inc.	11

  Ellen R. Alemany

Independent Director Director Since: 2014 Age: 63 Committees Chair: Corporate Governance & Nominating Member: Executive, Audit

Ms. Alemany is the current Chairwoman, CEO and President of CIT Group,
Inc., and the Chairwoman, CEO and President of CIT Bank, N.A., a subsidiary of CIT Group, Inc. She joined CIT in October 2015. Ms. Alemany was the
Chairwoman and Chief Executive Officer of The Royal Bank of Scotland
Citizens Financial Group from 2008 until October 2013. Prior to that,
Ms. Alemany served as the Chief Executive Officer of Global Transaction
Services at Citibank/Citigroup from 2006 until 2007, after holding various roles in her twenty-year career with Citibank/Citigroup. From 1977 until
1987 Ms. Alemany worked for Chase Manhattan Bank. From August 2012 until October 2016, Ms. Alemany served on the Board of Automatic Data
Processing.

Ms. Alemany’s qualifications to serve on the FIS Board include her more than 30 years of experience in the banking industry and her extensive knowledge of technology, finance, regulatory and compliance matters.

	Public company Board Experience	Banking Experience
	Global Business Experience	Government and Regulatory
	Mergers and Acquisitions	Financial Expertise
	Current or Former CEO	Enterprise Risk Management

  Keith W. Hughes

Lead Independent Director Director Since: 2002 Age: 72 Committees Chair: Compensation Member: Executive, Risk

Since April 2001, Mr. Hughes has been a self-employed consultant to domestic and international financial services institutions. From November
2000 to April 2001, he served as Vice Chairman of Citigroup Inc. Mr. Hughes was named to that position in 2000 when Citigroup acquired Associates
First Capital Corporation, where he had served as Chairman and Chief
Executive Officer since February 1995. From February 2011 until May 2016,
Mr. Hughes served as a director of THL Credit Inc.

Mr. Hughes’ qualifications to serve on the FIS Board include his years of experience as an executive and consultant to financial services institutions, particularly his experience as Vice Chairman of Citigroup Inc. and Chairman and Chief Executive Officer of Associates First Capital Corporation, as well as his financial literacy and experience in matters of corporate governance.

	Public company Board Experience	Government and Regulatory
	Mergers and Acquisitions	Financial Expertise
	Current or Former CEO	Enterprise Risk Management
Banking Experience

12	Fidelity National Information Services, Inc.

  David K. Hunt

Independent Director Director Since: 2001 Age: 73 Committees Chair: Audit Member: Executive, Compensation

Since December 2005, Mr. Hunt has been a private investor. He served as the non-executive Chairman of the Board of OnVantage, Inc. from October
2004 until December 2005. From May 1999 to October 2004, he served as the Chairman and Chief Executive Officer of PlanSoft Corporation, an
internet-based business-to-business solutions provider in the meeting and convention industry. Mr. Hunt served as director for Lender Processing
Services (“LPS”) from June 2012 until December 2014 and now serves as a director of Black Knight Inc., a successor to LPS.

Mr. Hunt’s qualifications to serve on the FIS Board include his financial literacy and more than 40 years of experience in the banking and payments industries, including serving in executive positions with Signet
Banking Corporation, Global Payments Inc., and AT&T Universal Card
Services Inc.

	Public company Board Experience	Financial Expertise
	Current or Former CEO	Enterprise Risk Management
	Banking Experience	Technology
Government and Regulatory

  Stephan A. James

Independent Director Director Since: 2009 Age: 72 Committees Chair: Risk Member: Executive, Corporate Governance & Nominating

Mr. James is the former Chief Operating Officer of Accenture Ltd., and served as Vice Chairman of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture from
August 2004 until August 2006. He is a director of Navigant Consulting, Inc., and currently serves as a member of the University of Texas McCombs
School of Business Advisory Board. Mr. James served as a director of
Metavante from November 2007 until the Metavante acquisition by FIS on
October 1, 2009. Mr. James was a director of BMC Software, Inc. until July
2013 when the company went private.

Mr. James’ qualifications to serve on the FIS Board include his experience and expertise providing management consulting and technology services to financial service companies in connection with his management positions at Accenture Ltd. In particular, Mr. James was responsible for the worldwide financial service consulting and outsourcing business of Accenture Ltd. for five years. In addition, Mr. James has experience managing the complexities of a large, global technology-based consulting firm.

	Public company Board Experience	Financial Expertise
	Global Business Experience	Enterprise Risk Management
	Government and Regulatory	Technology

Fidelity National Information Services, Inc.	13

  Leslie M. Muma

Independent Director Director Since: 2013 Age: 74 Committees Member: Corporate Governance & Nominating and Risk

Mr. Muma served as Chief Executive Officer of Fiserv Inc. from 1999 until his retirement in December 2005. Mr. Muma also served as a director of
Fiserv Inc. from 1984 until 2006. Mr. Muma was President of Sunshine State
Systems from 1971 until 1984, when he helped found Fiserv Inc. From 1984 until 1999, Mr. Muma held the position of President and Chief Operating
Officer of Fiserv Inc.

Mr. Muma’s qualifications to serve on the FIS Board include his more than
30 years of experience as an executive officer in the financial technology services industry, as well as his expertise in corporate finance, mergers and acquisitions.

	Public company Board Experience	Financial Expertise
	Mergers and Acquisitions	Enterprise Risk Management
	Current or Former CEO	Technology
Government and Regulatory

  Alexander Navab

Independent Director Director Since: 2018 Age: 53 Committees Member: Audit and Compensation

Mr. Navab served as the Head of the Americas Private Equity business of
Kohlberg Kravis & Roberts & Co. (“KKR”) from 2014 to 2017. He served as co-head of KKR’s Americas Private Equity business from 2008 until 2014 and also served in a variety of other roles with KKR since 1993.

Mr. Navab’s qualifications to serve on the FIS Board include his more than
30 years of experience as an executive officer in the financial services and investment management industries, as well as his expertise in global enterprise operations, long-term investing, mergers, acquisitions and corporate finance. In addition, Mr. Navab has significant experience with strategic development and long-term value creation through his oversight of KKR’s private equity portfolio companies in the Americas, which included over forty companies in different industries.

	Public company Board Experience	Current or Former CEO
	Global Business Experience	Government and Regulatory
	Mergers and Acquisitions	Enterprise Risk Management

14	Fidelity National Information Services, Inc.

  Gary A. Norcross

Chairman, President and Chief Executive Officer Director Since: 2013 Age: 53 Committees Member: Executive

Mr. Norcross is the Chairman, President and Chief Executive Officer of FIS.
He has served as President and Chief Executive Officer since 2015, and has served as Chairman since April 2018. From March 2012 to January 2015, he served as President and Chief Operating Officer of FIS. From October 2009
to March 2012, he served as Corporate Executive Vice President, Chief
Operating Officer of FIS, and served as President and Chief Operating
Officer, Transaction Processing Services of FIS from November 2007 to
September 2009. Prior to that, he served as Executive Vice President of the
Integrated Financial Solutions division of FIS beginning in February 2006 and held the position of Senior Vice President of the Integrated Financial
Solutions division of FIS and its predecessors from June 1996 to February
2006. He served FIS in various other capacities between 1988 and 1996. In
2017, Mr. Norcross joined the Board of the Guardian Life Insurance
Company, a 150-year-old mutual insurance company.

Mr. Norcross’s qualifications to serve on the FIS Board include 30 years of experience with FIS and its predecessors in executive and operations management, as well as risk, financial and human resources management.
Mr. Norcross also has valuable financial services industry knowledge and experience with mergers and acquisitions.

	Public company Board Experience	Government and Regulatory
	Global Business Experience	Financial Expertise
	Mergers and Acquisitions	Enterprise Risk Management
	Current or Former CEO	Technology
Banking Experience

  Louise M. Parent

Independent Director Director Since: 2017 Age: 68 Committees Member: Corporate Governance & Nominating and Audit

Ms. Parent is currently Of Counsel to the law firm of Cleary Gottlieb Steen &
Hamilton LLP. From 1993 until her retirement in 2013, Ms. Parent served as
Executive Vice President and General Counsel of American Express
Company. During that time, she also served as a director of American
Express Travel Related Service Company, the principal operating subsidiary, and American Express Centurion Bank, a U.S. banking subsidiary. Ms. Parent has served on the Supervisory Board of Deutsche
Bank AG from July 2014 through 2018 and also serves on the Board of
Zoetis, Inc., a public company specializing in animal health.

Ms. Parent’s qualifications to serve on the FIS Board include over 25 years of experience in the payments and financial services industries, and her extensive expertise in legal, compliance and corporate governance matters.

	Public company Board Experience	Banking Experience
	Global Business Experience	Government and Regulatory
	Mergers and Acquisitions	Enterprise Risk Management

Fidelity National Information Services, Inc.	15

  Brian T. Shea

Independent Director Director Since: 2018 Age: 58

Mr. Shea served as Vice Chairman and Chief Executive Officer of
Investment Services for BNY Mellon from 2014 until December 2017.
Mr. Shea was the Chairman and Chief Executive Officer of Pershing, LLC, a
BNY Mellon company, from 2010 to 2013, served as the President and COO of Pershing, LLC from 2001 to 2010 and served in a variety of executive roles with Pershing since 1983.

Mr. Shea’s qualifications to serve on the FIS Board include his more than
30 years of experience in the securities, investment services and banking industries, as well as his expertise in global enterprise operations, financial technology, financial regulations, corporate development and corporate governance.

Committees Member: Corporate Governance & Nominating and Risk	Public company Board Experience	Government and Regulatory
	Global Business Experience	Financial Expertise
	Mergers and Acquisitions	Enterprise Risk Management
	Current or Former CEO	Technology
Banking Experience

  James B. Stallings, Jr.

Independent Director Director Since: 2013 Age: 63 Committees Member: Audit and Compensation

Since 2013, Mr. Stallings has been the Chief Executive Officer of PS 27
Ventures, LLC, a private investment fund focused on technology companies. Mr. Stallings is also the co-founder of SmartBox, a healthy snack vending company. From 2009 until his retirement in January 2013,
Mr. Stallings served as General Manager of Global Markets in IBM’s
Systems and Technology Group. From 2002 to 2009 and from 1984 to
1996, Mr. Stallings served in a variety of roles at IBM Corporation, including
General Manager, Enterprise Systems, IBM Systems and Technology
Group. From 2000 to 2002, Mr. Stallings founded and ran E House, a consumer technology company. Mr. Stallings is currently a director of UGI
Corporation and Cannae Holdings, Inc.

Mr. Stallings’s qualifications to serve on the FIS Board include more than
25 years of experience in the information technology industry, including leadership roles in business management, strategy and innovation.

	Public company Board Experience	Financial Expertise
	Global Business Experience	Enterprise Risk Management
	Government and Regulatory	Technology

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE.

16	Fidelity National Information Services, Inc.

Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-21(a) promulgated thereunder, we are asking our shareholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

We hold a non-binding advisory “say on pay” vote every year and 56% of the shares voted at our 2018 shareholders’ meeting approved of our executive compensation proposal. In prior years, we have always achieved shareholder approval of 80% or more on our annual non-binding “say on pay” proposal. Based on our shareholder engagement efforts, we have concluded that the primary reason for our lower shareholder approval in 2018 was the increase in total compensation paid to our executive officers in 2017 due to the final payout of a synergy bonus plan related to the SunGard acquisition, for which management exceeded all goals and participants were paid out at the maximum amount per the terms of the bonus plan. The SunGard synergy bonus plan was first described in our 2016 proxy statement and was concluded in 2017.

Since receiving the lower approval results on our 2018 “say on pay” proposal (for the 2017 compensation of our Named Executive Officers), our Board responded by working with management to formalize a comprehensive shareholder engagement program, which included inviting engagement, outside of proxy season, with our top 30 shareholders to seek input regarding our governance practices and executive compensation program. Our “listening tour” provided shareholders an opportunity to offer feedback on these programs. See Compensation Governance – Shareholder Engagement on page 29 for an overview of our 2018 shareholder engagement program, the feedback we received from shareholders and the actions taken in response to such feedback.

Our approach and process to executive compensation ensures a strong link between pay and Company performance, a sound design of our compensation program, and strong executive compensation practices and governance. As discussed in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement, the Board and the Compensation Committee of the Board (“Compensation Committee”) believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation opportunities. These incentive programs are designed to reward our named executive officers on both an annual and long-term basis only if they attain certain specified goals. The Compensation Committee engaged an independent compensation consultant, Mercer (US) Inc. (“Mercer”), to review, among other things, market and best practices.

We believe that our current executive compensation program directly links compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our shareholders. The Board and the Compensation Committee believe that the success of our compensation program is evidenced by our long-term financial performance and the resulting value creation for our shareholders.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section, the 2018 Summary Compensation Table and the other related tables and disclosures.”

Fidelity National Information Services, Inc.	17

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Approval of the compensation paid to our named executive officers requires that the number of shares present or represented by proxy and entitled to vote approving the proposal exceed the number of shares present or represented by proxy and entitled to vote opposing it. Abstentions will have no effect. However, as this is an advisory vote, the results will not be binding on the Company, the Board, or the Compensation Committee and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our Compensation Committee and the Board, although the Compensation Committee and the Board will consider the outcome of this vote when making compensation decisions.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

18	Fidelity National Information Services, Inc.

Ratification of KPMG as the Company’s Independent Registered Public Accounting Firm

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP (“KPMG”) to our shareholders for ratification. Even if the selection is ratified, the Audit Committee of the Board of Directors (“Audit Committee”), in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of us and our shareholders. If our shareholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

In choosing our independent registered public accounting firm, our Audit Committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

Representatives of KPMG are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The Audit Committee engaged KPMG to audit the consolidated financial statements of the Company for the 2018 fiscal year. For services rendered to us during or in connection with our fiscal years ended December 31, 2018 and 2017, we were billed the following fees by KPMG:

	2018	2017
Audit Fees	$8,959,988	$10,837,113
Audit-Related Fees	$141,353	$173,563
Tax Fees	$447,621	$505,318
All Other Fees	$94,037	$64,379

Audit Fees. Audit fees consisted of fees for the audits, registration statements and other filings related to the Company’s 2018 and 2017 financial statements, and audits of the Company’s subsidiaries required for regulatory reporting purposes, including billings for out-of-pocket expenses incurred.

Audit-Related Fees. Audit-related fees in 2018 and 2017 consisted primarily of fees for various agreed upon procedures and other assurance reports.

Tax Fees. Tax fees in 2018 and 2017 consisted principally of fees for tax compliance, tax planning and tax advice.

All Other Fees. Other non-audit permitted services associated with various initiatives by the Company.

Fidelity National Information Services, Inc.	19

Approval of Accountants’ Services

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee has adopted policies and procedures for pre-approving work performed by KPMG. Specifically, the Audit Committee has pre-approved the use of KPMG for specific types of services subject to maximum amounts set by the committee. Additionally, specific pre-approval authority is delegated to our Audit Committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our Audit Committee chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Any other services are required to be pre-approved by the Audit Committee.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

20	Fidelity National Information Services, Inc.

Security Ownership of Certain Beneficial Owners,

Directors and Executive Officers

The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the SEC, other publicly available information or information available to us. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock by each shareholder who is known by the Company to beneficially own 5% or more of our common stock:

Name	Number of Shares Beneficially Owned	Percent of Class

T. Rowe Price Associates, Inc. (1)	31,834,121	9.7%

The Vanguard Group (2)	25,188,884	7.7%

BlackRock, Inc. (3)	24,874,969	7.6%

Massachusetts Financial Services Company (4)	18,714,975	5.7%

(1)

According to a Schedule 13G filed on February 14, 2019, T. Rowe Price Associates, Inc., a Maryland corporation, 100 E Pratt Street, Baltimore, MD 21202, has sole power to vote 10,055,208 shares and sole power to dispose or direct disposition of 31,834,121 shares.

(2)

According to a Schedule 13G filed on February 11, 2019, The Vanguard Group, Inc., a Pennsylvania corporation, 100 Vanguard Blvd., Malvern, PA 19355, has sole power to vote 381,650 shares, sole power to dispose or direct disposition of 24,708,577 shares, shared power to vote 105,160 shares, and shared power to dispose of 480,327 shares.

(3)

According to a Schedule 13G filed on February 4, 2019, BlackRock, Inc., a Delaware corporation, 55 East 52nd Street, New York, New York, 10055, has sole power to vote 21,930,508 shares and sole power to dispose or direct the disposition of 24,874,969 shares.

(4)

According to a Schedule 13G filed February 13, 2019, Massachusetts Financial Services Company, a Delaware corporation, 111 Huntington Avenue, Boston, MA. 02199, has sole power to vote 17,653,948 shares and sole power to dispose or direct disposition of 18,714,975 shares.

Fidelity National Information Services, Inc.	21

Security Ownership of Management and Directors

The following table sets forth information regarding beneficial ownership of our common stock as of April, 1, 2019 by:

●	each director and nominee for director;

●	each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the SEC; and

●	all of our current executive officers and directors as a group.

The information is not necessarily indicative of beneficial ownership for any other purpose. The mailing address of each director and executive officer shown in the table below is c/o Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204.

Name	Number of Shares Owned (1)	Number of Options (2)	Total	Percent of Total Outstanding
Ellen Alemany (3)	9,059	42,800	51,859	*
Marianne Brown	108,508	308,097	416,605	*
Keith Hughes(4)	25,547	34,287	59,834	*
David Hunt(5)	22,627	21,557	44,184	*
Stephan James	31,471	28,287	59,758	*
Bruce Lowthers	34,085	135,213	169,298	*
Marc Mayo	24,208	36,170	60,378	*
Leslie Muma	14,098	42,978	57,076	*
Alexander Navab	6,475		6,475	*
Gary Norcross(6)	731,233	2,123,301	2,854,534	*
Michael Oates(7)	20,261	0	20,261	*
Louise M. Parent	2,836	1,674	4,510	*
Brian T. Shea(8)	5,680	0	5,680	*
James B. Stallings Jr.	10,626	25,801	36,427	*
Woody Woodall	70,724	561,564	632,288	*
All current Directors and Officers (18 persons)(9)	1,147,861	3,467,730	4,615,591	1.43%
*	Represents less than 1% of our common stock.

(1)	Includes time-based restricted stock units (RSUs) granted in 2018 and 2019

(2)	Represents shares that are subject to stock options that are exercisable on April 1, 2019 or become exercisable within 60 days after April 1, 2019.

(3)	Included in the amount are 5,790 shares held in trust.

(4)

Mr. Hughes holds 22,335 shares of phantom stock, with each share of phantom stock having the economic equivalent of one share of FIS common stock. Shares of phantom stock are payable in cash following Mr. Hughes' termination of service as a director.

(5)

Included in this amount are 1,500 shares held by Mr. Hunt's wife. Mr. Hunt holds 32,877 shares of phantom stock, with each share of phantom stock having the economic equivalent of one share of FIS common stock. Shares of phantom stock are payable in cash following Mr. Hunt's termination of service as a director.

(6)	Included in this amount are 589,812 shares held in trust.

(7)

Mr. Oates ceased to serve as the Company's Chief Administrative Officer and Corporate Secretary effective February 1, 2018 and is no longer employed by the Company effective May 1, 2018, but is listed under the rules of the SEC relating to named executive officers.

(8)	Included in this amount are 1,050 shares held in custodial accounts for children.

(9)	None of the shares held by the current Directors and Officers have been pledged.

22	Fidelity National Information Services, Inc.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2018 about our common stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (2)

Equity compensation plans approved by security holders	8,135,988	$67.64	9,206,220

Equity compensation plan not approved by security holders(3)	2,215,670	$78.83	6,123,967

Total	10,351,658	$70.03	15,330,187

(1)	Weighted-average exercise price excludes the restricted stock, restricted stock units, performance shares and performance stock units, as they do not have exercise prices.

(2)

As of December 31, 2018, in addition to being available for issuance pursuant to the exercise of options, warrants or rights, the 9,206,220 shares under the Amended and Restated Fidelity National Information Services, Inc. 2008 Omnibus Incentive Plan, which we refer to as the Plan, were also available for issuance in the form of restricted stock, restricted stock units, performance shares, performance stock units, or other stock-based awards.

(3)

On November 30, 2015, in conjunction with the SunGard acquisition, the Company registered an additional 10.0 million shares, representing the remaining shares available for issuance under the SunGard 2005 Management Incentive Plan, as amended immediately prior to the consummation of the acquisition. In accordance with New York Stock Exchange rules, no shareholder approval was required for the listing of these shares. These shares are available for grant under the Omnibus Plan to former SunGard employees and FIS employees hired after the SunGard acquisition.

Fidelity National Information Services, Inc.	23

Certain Information About Our Executive Officers

The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table. There are no family relationships among the executive officers, directors or nominees for director.

Name	Position with FIS	Age

Gary A. Norcross	Chairman, President and Chief Executive Officer	53

Marianne C. Brown	Corporate Executive Vice President, Co-Chief Operating Officer	60

Bruce F. Lowthers	Corporate Executive Vice President, Co-Chief Operating Officer	54

Marc M. Mayo	Corporate Executive Vice President, Chief Legal Officer	64

Gregory G. Montana	Corporate Executive Vice President, Chief Risk Officer	50

Kathleen T. Thompson	Corporate Senior Vice President, Chief Accounting Officer and Controller	53

L. Denise Williams	Corporate Executive Vice President, Chief People Officer	58

James W. Woodall	Corporate Executive Vice President, Chief Financial Officer	49

Marianne C. Brown

has served as Corporate Executive Vice President and Co-Chief Operating Officer of the Global Financial Solutions segment of FIS since the FIS acquisition of SunGard on December 1, 2015. Ms. Brown served as Chief Operating Officer at SunGard from February 2014 until December 2015. Prior to joining SunGard, Ms. Brown served as President and Chief Executive Officer of Omgeo from 2006 to 2014, and prior to that she was the Chief Executive Officer of the Securities Industry Automation Corporation. Ms. Brown began her career in 1978 at Automatic Data Processing (“ADP”). Throughout her 26 years at ADP, she held positions of increasing responsibility in various areas in customer service, account management and sales, operations, technology and development. On March 6, 2019, Ms. Brown provided notice of her intention to retire from the Company effective December 31, 2019.

Bruce F. Lowthers

has served as Corporate Executive Vice President and Co-Chief Operating Officer of the Integrated Financial Solutions segment of FIS since January 2018. Mr. Lowthers served as Executive Vice President of the Global Payments Division of FIS from January 2015 until January 2018. Mr. Lowthers served as Executive Vice President of Retail Payments from January 2013 until January 2015 and head of product sales and global sales operations from September 2008 until January 2013. Mr. Lowthers was General Manager of the Global Payments Software business from August 2007 through August 2008. Prior to joining FIS, Mr. Lowthers held the position of Senior Vice President of Community Markets for eFunds, where he was responsible for all payment and risk products. Mr. Lowthers also held executive officer positions at four start-up companies prior to joining eFunds.

24	Fidelity National Information Services, Inc.

Marc M. Mayo

has served as Corporate Executive Vice President and Chief Legal Officer since December 2015. He also served as Corporate Secretary from February 1, 2018 until June 1, 2018. Prior to December 2015, he served as Deputy General Counsel-Corporate, and Associate General Counsel-Corporate and M&A, from his date of hire with FIS on August 1, 2012. Prior to joining FIS, he was a shareholder with the law firm of Rogers Towers, P.A., during which time, his clients included FIS. Prior to that, he was Senior Vice President and General Counsel of AccuStaff, a publicly traded staffing company that has since been purchased by Adecco.

Gregory G. Montana

has served as Corporate Executive Vice President and Chief Risk Officer since joining FIS in April 2012. Before joining FIS, he served as Senior Vice President and Senior Operational Risk Executive for Bank of America from 2010 to 2012. Prior to that, he held the positions of Senior Director, Global Risk Operations at PayPal™, Inc. from November 2009 to March 2010 and Director, Operational, Credit and Compliance Risk for Lloyds Banking Group, PLC from 2007 to 2009.

Kathleen T. Thompson

has served as Corporate Senior Vice President and Chief Accounting Officer since November 2016. From 2011 to 2016, Ms. Thompson served as the FIS Chief Audit Executive. Prior to joining FIS, Ms. Thompson served as Florida Practice Leader for Experis™ Finance, and as Managing Director at Protiviti® Inc., a global consulting firm. From 1997 to 2002, Ms. Thompson served at Arthur Andersen, then a Big 5 accounting firm, and from 1988 to 1997 held various accounting and internal audit roles at Danka Business Systems and NationsBank.

L. Denise Williams

has served as Corporate Executive Vice President and Chief People Officer since joining FIS in April 2016. Prior to joining FIS, she spent 15 years with the IBM Corporation in several senior-level human resources roles, rising to the position of Vice President, Human Resources-North America Sales and Distribution. From 1987 to 2001, Ms. Williams held a variety of management positions in human resources with Coopers & Lybrand, First Data Corporation and Alliance Bernstein.

James W. Woodall

has served as Corporate Executive Vice President and Chief Financial Officer since March 2013, and prior to that, as Senior Vice President, Chief Accounting Officer and Controller of FIS since July 2008. Prior to FIS, Mr. Woodall held various finance roles of increasing responsibility. Mr. Woodall also worked for PricewaterhouseCoopers, serving technology and communications clients.

Fidelity National Information Services, Inc.	25

EXECUTIVE SUMMARY

Compensation Philosophy

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives, thereby creating value for our shareholders. Our compensation programs are grounded on the concept of paying for performance and intended to foster a high-performance culture, aligning the interests of our executive team with those of our shareholders.

Accordingly, our named executive officers’ 2018 cash incentives under our annual incentive plan were tied directly to the achievement of pre-established, objective goals relating to three key measures of our success: revenue; earnings before interest, taxes, depreciation and amortization
(“EBITDA”); and earnings per share (“EPS”). These goals represent objective and transparent measures of financial performance that are aligned with our guidance to investors, annual budget, business plan, annual cash incentive plan and strategic objectives. Further, the vesting of a majority (55%) of long-term equity incentives, awarded in 2018 in the form of FIS performance stock units, was tied directly to the Company’s relative Total Shareholder Return (“TSR”)
compared to the TSR of the S&P 500.

Our compensation programs are designed to attract and retain high-performing executives and key employees, as there is significant competition in our industry for talent. We accomplish these objectives by providing our executives with total target compensation that is competitive relative to the compensation paid to similarly situated executives at similarly sized companies. We believe that this is critical to our effort to motivate, reward and retain those individuals with the leadership abilities and skills necessary for achieving our ultimate objective: the creation of long-
term shareholder value.

To further the objectives of our compensation program, our Compensation Committee engaged
Mercer in 2018 to conduct an ongoing review over the course of the year of our compensation programs for our named executive officers, other key executives and our Board of Directors.
Mercer provided our Compensation Committee with relevant market data on compensation and alternatives to consider when making compensation decisions.

26	Fidelity National Information Services, Inc.

2018 Highlights

●

In 2018, FIS reported full year revenue of $8.4 billion, in line with guidance, adjusted EBITDA of $3.1 billion with 280 bps in margin expansion, and adjusted EPS growth of 22.5%. All measures met or exceeded guidance.

●	This strong performance generated a 10.3% TSR in 2018 and a two year aggregate TSR of 39.0%, which outpaced our peer group and the S&P 500.

●

Our strong free cash flow in 2018 ($1.5 billion) and capital management allowed us to issue dividends of $421 million in 2018 and continue with the share buy-back of $1.215 billion in 2018, all while being well-positioned for future strategic M&A opportunities.

●

In 2018, we executed a series of divestitures of non-strategic businesses. These included Kingstar, Certegy Check and Reliance Trust Company of Delaware. These divestitures streamlined our operations and increased our focus in each of our Integrated Financial Solutions (“IFS”) and Global Financial Solutions (“GFS”) segments.

●

As part of our data center consolidation plan, we closed 10 additional data centers in 2018 generating a savings for the Company of approximately $100 million in run rate annual expense reduction since the program’s inception in mid-2016. We plan to close and consolidate approximately 20 more data centers by 2021.

In this compensation discussion and analysis, we provide an overview of our named executive officers’ 2018 compensation, including the objectives of our compensation programs and the principles upon which our compensation program and decisions were based. In 2018, our named executive officers were:

Gary A. Norcross, Chairman, President and Chief Executive Officer;

Marianne Brown, Corporate Executive Vice President and Co-Chief Operating Officer;

Bruce F. Lowthers, Corporate Executive Vice President and Co-Chief Operating Officer;

Marc M. Mayo, Corporate Executive Vice President and Chief Legal Officer;

James W. Woodall, Corporate Executive Vice President and Chief Financial Officer; and

Michael P. Oates, Former Corporate Executive Vice President and Chief Administrative Officer.(1)

(1)

Mr. Oates ceased to serve as the Company’s Chief Administrative Officer and Corporate Secretary effective February 1, 2018, and has not been employed by the Company since May 1, 2018 but is listed under the rules of the SEC relating to named executive officers.

Fidelity National Information Services, Inc.	27

Compensation Objectives

Our Compensation Programs Support Our Corporate Strategy and Business Objectives

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives and thereby create value for our shareholders. We seek to achieve this goal by:

●	tying a significant majority of our named executive officers’ compensation to our corporate financial performance and the creation of shareholder value;

●

structuring our performance-based programs to focus our named executive officers on attaining key goals that are aligned with and support our strategic business objectives, which in turn drive growth in shareholder value;

●	directly aligning the interests of our executive officers and shareholders by requiring that our executive officers own material amounts of FIS stock;

●	recognizing our executives’ leadership abilities, scope of responsibilities, experience, effectiveness, and individual achievements; and

●	attracting, motivating, and retaining a highly qualified and effective global management team that can deliver superior performance and build long-term shareholder value.

The Compensation Committee and the management team believe that this direct link between Company performance and our compensation plans is critical to driving our ultimate corporate strategy of creating above-market value for our shareholders. We also believe that our track record of outpacing our peer group and the S&P 500 over the one-, three- and five-year measurement periods validates our philosophy and approach to executive compensation.

Total Shareholder Return

	1 Year	3 Year	5 Year

FIS	10.3%	76.1%	105.5%

Peer Group	4.0%	62.8%	92.8%

S&P 500	-6.2%	22.6%	35.6%

Comparison of 5 Year Cumulative Total Return*

Among Fidelity National Information Services, Inc., and the S&P 500 Index.

*$100 invested on 12/31/13 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2019 Standard & Poor’s, a division of S&P Global. All rights reserved.

28	Fidelity National Information Services, Inc.

Compensation Governance

Our Compensation Committee takes a proactive role in executive compensation governance, continually reviewing our executive compensation programs and making adjustments that they believe to be in the best interests of the Company and our shareholders. As part of this process, our Compensation Committee reviews compensation trends, listens to shareholder feedback and considers what is thought to be current best practice by Mercer, our independent compensation consultant, with the goal of continually improving our approach to executive compensation.

Shareholder Engagement

In the third quarter of 2018, we sought meetings with our top 30 shareholders, representing the holders of more than 60% of our outstanding shares, as well as the proxy advisory firms, Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”). Our engagement efforts resulted in meetings with 15 of our top 30 shareholders, including 7 of our top 10 shareholders, as well as ISS and Glass Lewis. We also met with other shareholders who reached out to us and indicated an interest to engage.

In order to establish a direct dialogue between our shareholders and our Board, Keith W. Hughes, the Chairman of our Compensation Committee and Lead Independent Director, participated in all of our shareholder engagement meetings, along with our Senior Vice President – Investor Relations, Senior Vice President – Total Rewards and Senior Vice President, Deputy General Counsel and Corporate Secretary. Following the completion of our shareholder engagement meetings, the feedback was presented to our executive management team and the Board (including the Compensation Committee and Corporate Governance and Nominating Committee) for their review and consideration.

Our goals for the shareholder engagement program included:

●	Obtaining shareholder insight into our corporate governance, executive compensation, and other policies and practices, as well as listening to shareholder concerns and priorities;

●	Describing our changes and enhancements to different programs in response to shareholder feedback;

●	Discussing current trends in corporate governance and executive compensation matters with our top shareholders; and

●	Providing insight into our current programs and practices and enhancing communication with our largest shareholders.

During our shareholder engagement meetings, we received constructive shareholder feedback on our governance and compensation programs. Our executive management team and the Board carefully considered this feedback and implemented a number of enhancements to our governance and executive compensation programs. These enhancements fit well within our overall compensation philosophy and the objectives of our executive compensation and governance programs and directly address the feedback we received during our 2018 shareholder engagement meetings. In addition, many of the changes to our governance and compensation programs implemented over the last several years have been directly informed by views and insights gathered through our prior engagement efforts and our review of current market practices. Below is a summary of What We Heard and What We Did.

Fidelity National Information Services, Inc.	29

SHAREHOLDER ENGAGEMENT

What We Heard	What We Did

Shareholders inquired about the SunGard Synergy Bonus Program and were generally supportive of the use of such programs in limited circumstances but offered suggested improvements for any future synergy bonus program.

In response to feedback, the Chair of our Compensation Committee reinforced to our shareholders, ISS and Glass Lewis that the use of such plans is limited to transformational transactions and any future synergy plans would consider some or all of the improvements suggested by our shareholders, including greater use of equity for payouts, broader participation in a synergy bonus plan, continued use of rigorous incremental goals, extended payment periods, and continued use of an independent auditor to verify results.

Shareholders were very supportive of our introduction of a TSR relative performance metric for long-term equity incentive awards.

In March 2018, in response to shareholder feedback and based on an evaluation of current market practices, our Compensation Committee adopted a new long-term incentive program structure for our executive officers, which included:

●   equity awards comprised of performance stock units (55%), stock options (25%) and restricted stock units (20%); and

●   the introduction of a relative TSR performance metric comparing our performance to the S&P 500 for the performance stock units.

The new long-term incentive program structure reduced the use of stock options from 50% of equity awards to 25%. Based on feedback from our 2018 shareholder engagement meetings, the Compensation Committee elected to continue using this long-term incentive program structure for 2019, including the same use of a relative TSR performance metric for the performance stock units.

Shareholders noted that our CEO’s total compensation seemed high due to payments under the SunGard Synergy Bonus Program, but they were more interested in the structure and design of the overall compensation program and how discretion is used by the Compensation Committee.

Working with our independent compensation consultant, Mercer, our Compensation Committee reviewed the overall compensation of our CEO and Named Executive Officers to ensure alignment with our peer group and overall market. The Compensation Committee believes that the CEO’s overall 2017 compensation level was an anomaly due to the payments he received under the SunGard Synergy Bonus Program, which was first described in our 2016 Proxy Statement and completed in 2017. For 2018 and 2019, in response to shareholder feedback, the Compensation Committee took the following actions:

●   No increase to the 2018 and 2019 base salary of our CEO;

●   No increase to the 2018 and 2019 target incentive opportunity under the annual cash incentive program for our CEO; and

●   No increase to the 2019 long-term equity incentive awards for our CEO.

As part of the 2019 annual officer incentive plan, in response to shareholder feedback, the Compensation Committee expressly retained full discretion to reduce or withhold annual incentive payments.

30	Fidelity National Information Services, Inc.

SHAREHOLDER ENGAGEMENT

What We Heard	What We Did

Certain shareholders noted a preference for separating the role of Chairman and CEO. However, in most cases, shareholders acknowledged that this concern is mitigated through the appointment of a lead independent director.

To address shareholder feedback, so long as this role is combined, we remain committed to maintaining a separate lead independent director with strong duties and responsibilities. In furtherance of this commitment and in response to shareholder feedback, in January 2019, the Corporate Governance and Nominating Committee revised the Corporate Governance Guidelines to require the appointment of a Lead Independent Director whenever the role of Chairman and CEO is combined.

Certain shareholders inquired about the process and criteria used by the Board for selecting new directors, while noting the Company’s successful efforts to recruit female and minority directors to the Board.

To address shareholder feedback, we remain committed to actively seeking out highly-qualified women and minority candidates, candidates that fill specific needs identified by the Board and candidates that otherwise satisfy the relevant factors and criteria described under Searches for Director Candidates on page 66.

Certain shareholders inquired about the alignment of the Company’s peer group relative to the peer groups selected by ISS and Glass Lewis.	To better align our peer group within our industry and with the ISS and Glass Lewis peer groups and to address shareholder feedback, for our 2019 peer group, our Compensation Committee removed two software companies (Intuit, Inc. and Symantec Corp.) that were not part of the ISS and Glass Lewis peer groups and added two data processing companies (Total System Services and Worldpay, Inc.) that are both part of the ISS and Glass Lewis peer groups.

Certain shareholders inquired about the Company’s corporate social responsibility (“CSR”) programs and suggested that we should provide additional disclosure in this area.	In response to shareholder feedback, we added a CSR disclosure to our 2019 proxy statement (See Corporate Social Responsibility on page 59).

The Compensation Committee may make additional changes to our program from time to time in furtherance of its commitment to provide a compensation program that is competitive, performance-based, risk-balanced and aligned with the goals of our shareholders.

Finally, we are committed to ongoing shareholder engagement and expect to continue our engagement efforts in the future. We believe that our engagement allows executive management and the Board the opportunity to understand shareholder concerns and make educated and deliberate decisions that are balanced and appropriate for our diverse shareholder base and in the best interests of FIS.

Significant Long-Term Stock Ownership Creates a Strong Tie to Our Shareholders

Our executive officers and our Board of Directors hold significant long-term investments in the Company. Collectively, as reported in the Security Ownership of Management table on page 22, they beneficially own 1,147,861 shares of our common stock and options to acquire an additional 3,467,730 shares of common stock. The fact that our executives and directors maintain such a large investment in our stock is reflective of our Company culture and our compensation philosophy. Executive management’s sizable investment in our stock aligns their individual economic interests directly with the interests of our shareholders. This promotes teamwork among our executive management team and strengthens the team’s focus on achieving long-term results and increasing shareholder return.

Fidelity National Information Services, Inc.	31

We have formal stock ownership guidelines for all corporate executive officers, including our named executive officers, and members of our Board, to encourage these individuals to hold a multiple of their base salary (or annual retainer) in our common stock. Shares of restricted stock, restricted stock units (“RSUs”), performance stock units (“PSUs”) and the intrinsic value in excess of exercise price of stock options count toward meeting the guidelines. Each new corporate executive officer and director has four years to meet the guidelines. The guidelines are as follows:

Position	Minimum Aggregate Target

Chairman and Chief Executive Officer	10 × base salary

Chief Financial Officer	3 × base salary

All Other Corporate Executive Officers	2 × base salary

Members of the Board	5 × annual cash retainer

Each of our named executive officers met the stock ownership guidelines as of December 31, 2018.

Each of our non-employee directors, other than Mr. Navab who joined the Board in 2018 and Ms. Parent who joined the Board in 2017, met the stock ownership guidelines as of December 31, 2018.

Hedging and Pledging Policy

In April 2013, our Board adopted a hedging and pledging policy that prohibits our executive officers and directors from engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct, or pledging them as collateral for loans. This policy prohibits directors and executive officers from purchasing securities or other financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted as compensation, or held directly or indirectly by the executive officer or director. The Board adopted this policy in order to more closely align the interests of our directors and executive officers with those of our shareholders and to protect against inappropriate risk taking.

Clawback Policy

In December 2010, our Compensation Committee adopted a policy to recover any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, including an act of fraud or willful misconduct that caused the need for an accounting restatement, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. In addition to this policy, our annual incentive plan gives our Compensation Committee complete discretion to reduce or eliminate annual incentives that have not yet been paid. There were no clawbacks made in 2018.

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In recent years, our Compensation Committee,

or the full Board, has taken the following

actions with regard to governance:

Compensation Governance improvements (all compensation improvements relate to all members of executive management):

●	Significantly increasing the stock ownership guidelines for executive officers;

●

Enhancing the executive officer holding period requirement, such that officers must hold 50% of all equity awards from the date of vesting, until such time as the officer’s total equity holdings satisfy the equity ownership guidelines;

●	For equity grants prior to 2018, including multi-year performance-based vesting conditions in grants of restricted stock and stock options;

●

Beginning with the 2018 equity grants, adopting multi-year relative TSR performance vesting criteria for performance stock unit grants, comparing FIS performance to that of the S&P 500 annually and providing a range of achievement from 0% to 150% of the target grant value;

●

Adoption of a hedging and pledging policy that prohibits transactions in the Company’s securities that could create heightened legal risk and/or the appearance of inappropriate conduct by the Company’s executive officers or directors;

●	Setting a high ratio of performance-based compensation to total compensation, and a low ratio for fixed benefits/perquisites (non-performance-based compensation);

●

Achieving a high level of disclosure transparency, where our shareholders have the ability to understand fully our executive compensation programs and associated performance measures used under those programs;

●	Using independent consulting firms for comparing our executive compensation to peers and market practices;

●	Adopting a policy that applies to all executive officers that allows the Company to clawback any overpayments of incentive-based or stock-based compensation;

●

Requiring that any dividends or dividend equivalents on restricted stock, RSUs and other awards, including performance-based awards, be subject to the same underlying vesting requirements applicable to the awards—that is, no payment of dividends or dividend equivalents unless and until the award vests;

●	Completing an annual compensation risk assessment, as required by SEC rules; and

●

Not adding back to the share reserve under our Amended and Restated FIS 2008 Omnibus Incentive Plan, shares that are held back, tendered or returned to cover the exercise price or tax withholding obligations with respect to awards under our equity incentive plan or shares that we purchase on the open market using cash proceeds from option exercises.

Other governance-related actions taken in recent years by our Board of Directors include the following:

●	Amending our Articles of Incorporation to eliminate all supermajority voting requirements;

●	Amending our Articles of Incorporation to provide for the annual election of all directors;

●	Amending our Bylaws to create a Proxy Access right for shareholders;

●	In filling recent Board vacancies, recruiting two highly qualified female Directors (Ellen R. Alemany and Louise M. Parent) and one highly qualified minority Director (James B. Stallings, Jr.);

●	Appointing Keith W. Hughes as Lead Independent Director; and

●	Engaged in comprehensive shareholder engagement campaign resulting in meetings with many of our top shareholders.

Fidelity National Information Services, Inc.	33

What We Do	What We Do Not Do

Deliver the majority of executives’ total compensation in the form of at-risk, performance-based compensation	Provide guaranteed short-or long-term incentives

Utilize relative performance-based vesting requirements for the majority of our equity awards in the form of performance stock units	Provide tax gross-ups of payments or perquisites

Require our executives and directors to satisfy rigorous stock ownership guidelines	Provide significant perquisites

Maintain a clawback policy	Maintain any form of supplemental executive retirement plan (SERP)

Prohibit executive officers from engaging in hedging transactions in FIS stock or pledging FIS stock	Reprice or exchange underwater options

Compensation Elements

Components of 2018 Total Compensation and Pay Mix

We compensate our executives primarily through a mix of base salary, annual cash incentives, and long-term equity-based incentives. We also maintain employee benefit plans for our employees and executive officers. Some executive officers, including our named executive officers, may also receive limited additional benefits. The compensation earned by our named executive officers in 2018 consisted of the following:

Compensation Component	Purpose of the Compensation Component

Base Salary	Salary provides a level of assured, regularly paid, cash compensation that is competitive and reasonable.

Annual Cash Incentive	Annual cash incentives motivate our named executive officers to achieve or exceed our in-year plan and help to attract and retain key executives.

Performance-Based Performance Stock Units	Performance-based performance stock units help to tie our named executive officers’ long-term financial interests to the Company’s performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation.

Time-Based Restricted Stock Units	Time-based restricted stock units help to tie our named executive officers’ long-term financial interests to the Company’s performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation.

Time-Based Stock Options	Time-based stock options help to tie our named executive officers’ long-term financial interests to the Company’s performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation. Stock options also enhance the link between creating shareholder value and long-term incentive compensation, because the executive realizes value from options only to the extent the value of our stock increases after the date of the option grant.

Executive Officer Benefits & Other Compensation	Our named executive officers participate in company-wide employee benefit programs. For security reasons and to make travel more efficient and productive for our named executive officers, they are also eligible to travel on the Company’s aircraft. Benefits and perquisites, in the aggregate (with the exception of Michael Oates), represent less than 3% of total compensation.

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A significant portion of each named executive officer’s total compensation was based on performance-based cash and performance-based equity incentives that are tied to our financial performance. The following chart shows the allocation of 2018 Total Compensation reported in the Summary Compensation Table to our named executive officers (other than Mr. Oates, whose employment terminated effective May 1, 2018) among the various components:

2018 Total Compensation

The allocation of our named executive officers’ (other than Michael Oates, whose employment terminated effective May 1, 2018) compensation among the various compensation elements has generally been consistent from year to year. The allocation each year, however, is not formulaic. Instead, it reflects our Compensation Committee’s business judgment regarding the best allocation of compensation based on a number of objective and subjective factors, including marketplace data provided by our Compensation Committee’s consultant, Mercer; an assessment of each executive’s level of responsibility; the individual skills, experience and contribution of each executive; and the ability of each executive to impact company-wide performance and create long-term shareholder value.

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Compensation Process

Base Salary

Although the emphasis of our compensation program is on performance-based, at-risk pay, we provide our named executive officers with base salaries that are intended to ensure a level of regularly paid, cash compensation that is competitive and reasonable. Our Compensation Committee reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our Compensation Committee considers the peer group and market compensation data provided by the committee’s independent consultant, as well as qualitative factors, including the named executive officer’s experience, knowledge, skills, level of responsibility and performance.

In 2018, certain of our named executive officers received increases in annual salary as a result of market adjustments and/or the assumption of greater responsibility.
Mr. Norcross’ base salary remained unchanged at $1.2 million and his target bonus remained unchanged at 250% of his base salary in 2018.
Mr. Woodall’s base salary was increased from $675,000 to $700,000 in 2018, but his target bonus remained unchanged at 160% of his base salary in 2018.
Ms. Brown’s base salary was increased from $700,000 to $725,000 in 2018, but her target bonus remained unchanged at 160% of her base salary in 2018.

In recognition of the expansion of his role following his appointment as Co-Chief Operating Officer, Mr. Lowthers’ base salary was increased from $500,000 to $600,000 in 2018 and his target bonus was increased from 100% to 125% of his base salary in 2018.

In recognition of the expansion of his role, Mr. Mayo’s base salary was increased from $480,000 to $550,000 in 2018 and his target bonus was increased from 100% to 120% of his base salary in 2018.

Annual Performance-Based Cash Incentive

In the first quarter of each fiscal year, our Compensation Committee approves the fiscal year performance objectives and a target incentive opportunity for each participant, as well as the potential incentive opportunity range for maximum and threshold performance. The target incentive for each named executive officer in 2018 was as stated above.

We award annual cash incentives based upon the achievement of pre-defined business and financial objectives that are specified in the first quarter of the year. The annual cash incentive program plays an important role in our approach to total compensation. It motivates participants to improve the Company’s performance for a fiscal year, and it requires that we achieve defined annual financial performance goals based on audited financial results before participants become eligible for an incentive payout. We believe that achieving our annual business and financial objectives is important to executing our business strategy, strengthening our products and services, improving customer satisfaction, gaining new customers and delivering long-term value to shareholders. In addition, the annual cash incentive program helps to attract and retain a highly-qualified management team and to maintain a market-competitive compensation program.

No annual incentive payments are due to a named executive officer if the pre-established, minimum performance levels are not met, and payments are capped at the maximum performance payout level of 200% of the executive officer’s target bonus. In addition, the financial performance measures under the plan are derived from our annual financial statements included in our Form 10-K, which are audited by our independent registered public accounting firm, KPMG LLP. Annual incentive plan payments are only made after completion of the audit.

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2018 Performance Goals and Results

As was the case in previous years, the three performance measures chosen by the Compensation Committee for 2018 were revenue, EBITDA, and EPS. These three performance measures are among the most important measures in evaluating the financial performance of our business, and they can have a significant impact on our share price and the investment community’s future expectations. All three measures are based on our annual budget and figures communicated to the investment community. Consequently, the annual incentive performance targets are synchronized with shareholder expectations, desired increase in our stock price, our annual budget, our business plan, our long-term financial plan and our strategic objectives.

We believe that the performance measures used for our annual incentives, together with the equity-based incentives and high stock ownership by our named executive officers, provide a high level of objectivity and transparency and a good balance that focuses our named executive officers on achieving short-term goals while not encouraging behavior that could be detrimental to delivering sustainable, long-term value. When establishing the performance measures and goals for the 2018 annual incentive awards, management and our Compensation Committee considered the following key factors:

●	Consistency among the 2018 performance targets and the 2018 business plan;

●	The 2018 performance targets as compared to the 2017 performance targets and 2017 actual performance;

●	Alignment of the 2018 performance targets with our guidance to investors;

●	The significant challenge presented to reach the target goals and the extraordinary achievement required to earn a maximum payout; and

●	The effect that reaching or exceeding performance targets would have on our growth and margins.

In the following table, we explain how we calculate the performance measures and why we use them.

Performance Measure	How Calculated	Reason for Use

Adjusted Revenue	Based on GAAP revenue as reported in the Annual Report on Form 10-K, adjusted for the impact of acquisitions and divestitures and foreign currency exchange rates.	Revenue is an important measure of the growth of the Company, our ability to satisfy our customers and to gain new customers, and the effectiveness of our products and services. Revenue is widely followed by shareholders.

Adjusted EBITDA	GAAP Operating Income, excluding depreciation and amortization expense from continuing operations and adjusted for certain other revenue and expense items deemed non-operational in GAAP Operating Income as well as for foreign currency exchange rates and divestitures.	EBITDA reflects our operating strength and efficiency. It also reflects our ability to convert our revenue into operating profits for shareholders. EBITDA is a common basis for enterprise valuation by investment analysts and is widely followed by shareholders.

Adjusted EPS	Diluted GAAP EPS from continuing operations attributable to FIS common shareholders, adjusted for the impact of foreign currency exchange rates and divestitures and adjusted to exclude the impact of certain costs and other transactions deemed non-operational in nature as well as the impact of acquisition-related purchase accounting amortization and equity method investment earnings (loss).	Adjusted EPS and EPS growth aligns with value creation for our shareholders. It is a valuation widely followed by shareholders and analysts.

Fidelity National Information Services, Inc.	37

As applicable, we adjust our performance metrics to eliminate certain financial impacts of new accounting pronouncements, restructuring expense, mergers, including non-recurring deal-related costs, acquisitions, divestitures, restructuring and integration charges, the impact of purchase accounting on deferred revenue, impairment charges, and transaction costs. We also adjust the performance metrics to eliminate non-budgeted discontinued operations and the impact of changes in foreign currency from budgeted rates and current period acquisitions. We make these adjustments because we do not think our named executive officers’ compensation should be impacted by events that do not reflect the underlying operating performance of the business. In addition, when establishing the 2018 target level performance goal for revenue, the Compensation Committee took into account the Company’s divestitures of non-strategic businesses, which occurred in 2017 and were not part of the 2018 annual budget. In 2018, we made the following adjustments to the revenue and EBITDA results (reflected in millions):

	GAAP Results before Adjustment	Foreign Exchange	Divestitures	Mergers and Acquisitions, Other Costs and Impairments	Adjusted Results

Revenue	8,423	55	27	4	8,509

EBITDA	2,878	4	8	255	3,145

EPS	2.55	-.01	.02	2.68	5.24

No annual incentive payments are due to a named executive officer if the pre-established, threshold performance levels are not met. In addition, the Compensation Committee retained full discretion to reduce or withhold the 2018 annual bonus for all officers, regardless of the results for revenue, EBITDA and EPS. If the target level performance goals are attained, our named executive officers earn an annual incentive equal to their annual incentive target opportunity. If the threshold performance goal is attained, 50% of the target opportunity is earned, and if maximum performance goal is attained or exceeded, 200% of the target opportunity is earned. For performance between the threshold and maximum level goals, the percentage of the target award earned is interpolated. Payments are capped at the maximum performance payout level.

The table below lists the performance goals and results for 2018.

		Performance Goal (Adjusted Revenue and Adjusted EBITDA in Millions)

	Weight	Threshold	Target	Maximum	Adjusted Results	Payout Factor

Adjusted Revenue	30%	$8,255	$8,510	$8,723	$8,509	100%

Adjusted EBITDA	30%	$3,022	$3,115	$3,209	$3,145	132%

Adjusted EPS	40%	$5.04	$5.20	$5.36	$5.24	123%

Combined Payout Factor	—	—	—	—	—	119%

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Long-Term Equity Incentives

In 2018 the Company adopted a new annual equity grant mix for executive officers to include a mix of PSUs, RSUs and stock options. Each contain a three-year vesting period. The stock options and RSUs are time-based and make up 25% and 20% of the total grant, respectively. The PSUs account for 55% of the total grant and are both time and performance-based. The performance vesting element will be based on the Company’s relative TSR performance against the S&P 500’s relative TSR performance each calendar year (e.g., 2018, 2019 and 2020). Based on the relative TSR performance in each year, participants can earn between 0% and 150% of the target grant amount in each year, which enhances the connection with stockholder returns.

We chose to adopt this new grant framework to align with our peer group and the growing trend in long-term incentive grants of adopting relative performance metrics for performance-based equity, to differentiate the performance vesting measures from the Company’s annual performance based cash incentive and to more efficiently utilize the shares in our shareholder approved equity plan. For the PSUs, we chose to compare FIS performance to the S&P 500, rather than our peer group because the S&P 500 is a larger, more stable group. Performance relative to our peer group brings into play extraordinary one-time events, such as acquisitions, divestitures and share buybacks that can skew TSR in any given year. In addition, many of our investors set their internal benchmarks for measuring our performance against the S&P 500. As a result, and as is true for many of the companies that make up the S&P 500, we believe our TSR relative to the S&P 500 performance is a strong measure of our Company performance.

The stock options and RSUs are subject to a time-based vesting requirement, whereby each grant vests ratably over a three year period from the anniversary date of the grant.

As discussed earlier, we use stock ownership guidelines to complement our long-term equity incentives, so executives maintain a strong link to the interests of shareholders and to the movements in our stock price. In 2018, we used the Amended and Restated FIS 2008 Omnibus Incentive Plan, which we refer to as the Plan, for long-term incentive awards. We do not attempt to time the granting of these annual awards to any internal or external events.

We intend for our long-term equity incentives to:

●

Tie named executive officers’ long-term financial interests to the Company’s performance and to the long-term financial interests of shareholders, further aligning the interests of executive officers with the interests of shareholders;

●

Enhance the link between creating shareholder value and long-term incentive compensation, because the executive realizes value from options only to the extent the value of our stock increases after the date of the option grant;

●	Retain the named executive officers through the vesting period; and

●	Maintain market-competitive levels of total compensation.

The stock options were awarded with an exercise price equal to the fair market value of a share of our common stock on the date of grant. The options have a seven-year term. We do not engage in “backdating” or re-pricing of stock options, as our stock plan prohibits these practices. When we determine grant sizes, we attribute a target value to the options based on the fair value of the options in accordance with GAAP.

Further details concerning the equity-based awards granted in 2018 to our named executive officers are provided in the Grants of Plan-Based Awards table and the Outstanding Equity Awards at Fiscal Year-End table and the related footnotes.

Dividends are not paid on PSUs or RSUs unless and until the stock vests. Also, we impose a post-vesting holding requirement on restricted stock awards and restricted stock units held by our executive officers, which requires that the executive officer hold 50% of such vested awards from the date of vesting until such time as the officer’s total equity holdings satisfy the equity ownership guidelines adopted by the Compensation Committee. In practice, executive officers have generally held the vested awards even after they have satisfied the ownership guidelines. This is consistent with our philosophy that executives should hold a significant amount of FIS stock, so that their financial position is tied directly to the interests of our shareholders.

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401(k) Plan

We sponsor a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 40% of their eligible compensation, but not more than statutory limits (generally $18,500 in 2018). We contribute an amount equal to 50% of each participant’s voluntary contributions under the plan, up to a maximum of 6% of eligible compensation for each participant. Participants may direct the trustee to invest funds in any investment option available under the plan. A participant may receive the value of his or her vested account balance upon termination of employment. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions occurs on a pro rata basis over an employee’s first three years of employment with the Company. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

Deferred Compensation Plan

We provide our named executive officers, as well as other key employees, with the opportunity to defer receipt of their compensation under a non-qualified deferred compensation plan. Participants may elect to defer up to 75% of their base salary, bonuses and/or commissions on a pre-tax basis. None of our named executive officers elected to defer 2018 compensation into the plan. A description of the plan and information regarding our named executive officers’ interests under the plan can be found in the Nonqualified Deferred Compensation table and accompanying narrative.

Employee Stock Purchase Plan

We sponsor the FIS Employee Stock Purchase Plan (“ESPP”) as a sub-plan under our 2008 Amended and Restated Omnibus Incentive Plan, through which our employees can purchase shares of our common stock on an after-tax basis through payroll deductions and through matching employer contributions. Participants may elect to contribute between 3% and 15% of their salary into the ESPP through payroll deduction. At the end of each calendar quarter in 2018, we made a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. Matching contributions are equal to one-fourth of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution is made. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market.

Health and Welfare Benefits

We sponsor various broad-based health and welfare benefit plans for our employees. Certain executives, including our named executive officers, are provided with additional health, life and disability coverage. The taxable portion of this additional coverage is reflected in the Summary Compensation Table under the column All Other Compensation and the related footnote.

Our named executive officers generally participate in the same benefit plans as our other employees. All employees in the United States, including our named executive officers, are eligible to participate in our health and welfare plans, as well as our 401(k) plan and ESPP.

Other Benefits

We provide a few special benefits to our named executive officers. In general, the benefits provided are intended to help our named executive officers be more productive and efficient and to protect us and the executives from certain business risks and potential threats. For safety and efficiency purposes in 2018, certain of our named executive officers received personal use of the corporate air transportation. Further detail regarding executive perquisites in 2018 can be found in the Summary Compensation Table under the column All Other Compensation and the related footnote.

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Post-Termination Compensation and Benefits

We have entered into employment agreements with each of our named executive officers. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in certain termination events. Descriptions of the material terms of all of the agreements can be found in the narrative following the Grants of Plan-Based Awards table and in the Potential Payments Upon Termination or Change in Control section.

Establishing Executive Compensation Levels

We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary to build long-term shareholder value, motivate our executives to perform at a high level and reward outstanding achievement, our Compensation Committee sets total compensation at levels it determines to be competitive in our market.

When determining the overall compensation of our named executive officers, including base salaries and annual and long-term incentive amounts, our Compensation Committee considers a number of important qualitative and quantitative factors, including:

The executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance and future success;

Our financial performance;

The executive officer’s prior salary levels, annual incentive awards, annual incentive award targets and long-term equity incentive awards;

The business environment and our business objectives and strategy;

The need to retain and motivate our executive officers;

Corporate governance and regulatory factors related to executive compensation; and

Marketplace compensation levels and practices.

In evaluating the compensation of the Chief Executive Officer’s direct reports, our Compensation Committee also considers the Chief Executive Officer’s recommendations to the committee. This includes his review of the performance of the other named executive officers, job responsibilities, importance to our overall business strategy, and our compensation philosophy. The Chief Executive Officer does not make a recommendation to the Compensation Committee regarding his own compensation. The compensation decisions are not formulaic, and the members of our Compensation Committee did not assign precise weights to the factors listed above. The Compensation Committee utilized their individual and collective business judgment to review, assess, and approve compensation for our named executive officers.

To support its review of our executive compensation and benefit programs for 2018, the Compensation Committee engaged Mercer, an independent compensation consultant, to conduct a marketplace review of the compensation we pay to our executive officers. The Compensation Committee approves the independent compensation consultant’s fee structure and terms of engagement; Mercer reports directly to the Chairman of the Compensation Committee. Mercer gathered marketplace compensation data on total compensation, which consisted of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from the equity incentive plan, compensation levels as a percent of revenue, pay mix and other key statistics. The marketplace compensation data is an important element in the decisions of our Compensation Committee, but our Compensation Committee ultimately made decisions based on all of the factors described above.

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Each year, the Compensation Committee reviews the specific marketplace compensation surveys that would be used to benchmark executive compensation. The committee strives for a consistent set of compensation surveys from year to year, so that the benchmark information is consistent and comparable. In 2018, Mercer assisted our Compensation Committee in analyzing the marketplace compensation surveys, using three sources: (1) the Q4 2017 Mercer Executive Remuneration Survey, (2) the Towers Watson 2017 CDB High Tech Executive Compensation Survey and (3) compensation information for the following group of 15 companies, which we refer to as our “peer group.” The FIS peer group was selected based on a revenue range of approximately 1/2 to 2 times the projected 2018 revenue for FIS, industry focus (generally the software & services industry based on Global Industry Classification Standard (GICS) Code), nature and complexity of operations, including international focus and companies that compete with us for business and/or executive talent. The 2018 peer group consisted of:

●	Alliance Data Systems Corporation

●	Automatic Data Processing, Inc.

●	Cognizant Technology Solutions Corp.

●	DXC Technology Company

●	First Data Corporation

●	Fiserv, Inc.

●	Intercontinental Exchange, Inc.

●	Intuit Inc.
●	MasterCard Incorporated

●	PayPal Holdings, Inc.

●	salesforce.com

●	Symantec Corporation

●	The Western Union Company

●	Visa Inc.

●	VMware, Inc.

The consensus revenue projections of these companies ranged from $4.0 billion to $15.1 billion, with a median revenue of $7.6 billion.

Our Compensation Committee also used the other two sources of compensation data described above (provided by Mercer) in making its compensation decisions in 2018 as a point of reference in evaluating whether compensation was within a “market” range; however, those two survey data sources were given less weight when considering what the named executive officers’ 2018 target total compensation should be, as we think the peer group data is the best indicator of total compensation provided by our key competitors and peers.

The marketplace data information in this discussion is not deemed filed or part of the compensation discussion and analysis for certification purposes.

Role of Compensation Committee, Compensation Consultant and Executive Officers

Our Compensation Committee is responsible for reviewing, approving and monitoring the compensation programs for our named executive officers, as well as our other executive officers. Our Compensation Committee is also responsible for administering our stock incentive plans and approving individual grants and awards under that plan for our executive officers.

To further the objectives of our compensation program, our Compensation Committee engaged Mercer in 2018 to conduct an ongoing review over the course of the year of our compensation programs for our named executive officers, other key executives and our Board of Directors. Mercer provided our Compensation Committee with relevant market data on compensation, including annual salary, annual incentives, long-term incentives, other benefits, total compensation and pay mix, and alternatives to consider when making compensation decisions.

Our Compensation Committee did not limit the consultant’s discretion in selecting the surveys and peer group companies that are contained in this marketplace data. The committee may also give specific assignments to its consultant from time to time and may ask for the consultant’s assistance when it is considering a special or one-time compensation arrangement. In addition, members of our Compensation Committee have discussions with the consultant between meetings as specific questions arise. Mercer was selected by our Compensation Committee and reports directly to the committee.

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Mercer was paid $274,059 for its compensation advisory services to the Compensation Committee in 2018. Also during 2018, Mercer and its Marsh & McLennan affiliates were also retained by management to provide employee health and welfare benefits, consulting and administrative services unrelated to executive compensation. The aggregate fees paid for those other services for 2018 were $4,987,463. The Compensation Committee and the Board did not review or approve the other services provided to us by Mercer and its Marsh & McLennan affiliates, as those services were approved by management in the normal course of business.

We have been advised by Mercer that the reporting relationship and compensation of the Mercer consultants who perform executive compensation consulting services for our Compensation Committee is separate from, and is not determined by reference to, Mercer’s or Marsh & McLennan’s other lines of business or their other work for us. The committee considered these separate reporting relationships and compensation structures, the provision of other services to the Company by Mercer and Marsh & McLennan, the absence of any business or personal relationship between our officers and directors and the specific Mercer consultants advising the Company (other than the consulting relationship with the committee), Mercer’s Global Business Standards intended to address potential conflict of interests with respect to their executive compensation consulting services, and the other factors required to be considered by applicable SEC and NYSE rules, in approving the committee’s engagement of Mercer for 2018. Based on this review, the Compensation Committee did not identify that Mercer had any conflicts of interest that would prevent Mercer from independently advising the committee.

The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the independent compensation consultants that provided services in 2018. Based on this review, there are no conflicts of interest raised by the work performed by Mercer.

Mr. Norcross provided input and made recommendations to the Compensation Committee regarding executive compensation levels for executive officers other than himself. In addition, Mr. Oates (in January 2018), and then Mr. Mayo and Ms. Williams coordinated with the Compensation Committee’s chairman and its consultant in preparing the Compensation Committee’s meeting agendas and materials. Although our Compensation Committee considers the recommendations of our executive officers, our Compensation Committee exercises its discretion when making compensation decisions and may modify the executives’ recommendations. Our executive officers do not make recommendations to our Compensation Committee with respect to their own compensation.

While our Compensation Committee carefully considers the information provided by, and the recommendations of Mercer and the individuals who participate in the compensation process, the Compensation Committee retains complete discretion to accept, reject or modify any recommended compensation decisions.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers but previously contained an exception for certain performance-based compensation. The Tax Cuts and Jobs Act, signed into law in December 2017, eliminated the performance-based compensation exception to the Section 162(m) deduction limit and such exception will no longer apply to awards granted under our stock plans and annual incentive plan for the 2018 tax year and later, unless it qualifies for transitional relief available to certain arrangements in place as of November 2, 2017. Our Compensation Committee takes the deduction limitation under Section 162(m) into account when structuring and approving awards under our annual incentive plan and stock plans; however, our Compensation Committee may approve compensation that is not fully deductible.

Our Compensation Committee also considers accounting impact when structuring and approving awards. We account for stock-based payments, including stock option grants, in accordance with FASB ASC Topic 718, which governs the appropriate accounting treatment of stock-based payments under United States generally accepted accounting principles.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

The Compensation Committee

Keith W. Hughes, Chairman

David K. Hunt

Alexander Navab

James B. Stallings, Jr.

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Executive Compensation

The following table sets forth information regarding the cash and non-cash compensation earned by and awarded to our named executive officers in 2018.

Summary Compensation Table

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our 401(k) plan, ESPP or non-qualified deferred compensation plans.

(2)

Amounts represent the grant date fair value of performance stock units, time-based restricted stock units, and performance-based restricted shares, in each case computed in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of fair value per share are included in Note 14 to the Company’s consolidated financial statements for the year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2019. With respect to the performance stock units granted in 2018, the grant date fair value of such awards that each named executive officer would earn assuming the achievement of the highest level of performance conditions for calendar years 2018, 2019 and 2020 would be as follows: Mr. Norcross, $10,725,027; Mr. Woodall, $3,712,558; Ms. Brown, $3,712,558; Mr. Lowthers, $2,062,457; Mr. Mayo, $1,237,551.

(3)

Amounts represent the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s consolidated financial statements for the year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2019.

(4)	Amounts shown for 2016 and 2017 reflect payments to executive officers under the annual incentive plan plus SunGard Synergy Plan incentives earned in 2016 and 2017, respectively.

(5)	The negative value relates to the decrease in Mr. Norcross’ interests under the non-qualified deferred compensation plan as further described in the Nonqualified Deferred Compensation section.

(6)

Amounts shown for 2018 include matching contributions to our 401(k) plan and our ESPP; dividends paid on restricted stock; life insurance premiums paid by us; personal use of a Company airplane; supplemental disability; executive health care; cash severance benefits for Mr. Oates; and vesting acceleration of equity awards for Mr. Oates, in each case as set forth below.

(7)	On March 6, 2019, Ms. Brown provided notice of her intention to retire from the Company effective December 31, 2019.

(8)

Mr. Oates ceased to serve as the Company’s Chief Administrative Officer and Corporate Secretary effective February 1, 2018, and is no longer employed by the Company effective May 1, 2018, but is listed under the rules of the SEC relating to named executive officers.

	Norcross $	Woodall $	Brown $	Lowthers $	Mayo $	Oates $
401(k) Matching Contributions	8,250	8,250	8,250	8,250	8,250	8,250

ESPP Matching Contributions	41,250	24,000	—	—	16,781	9,797

Restricted Stock Dividends	252,604	74,165	125,966	15,568	11,556	99,931

Life Insurance Premiums	4,085	—	—	—	—	—

Supplemental Disability	18,527	756	—	—	—	400

Executive Health Care	63,099	—	—	—	—	—

Personal Airplane Use	63,485	18,415	18,338	3,213	3,213	3,051

Cash Severance Benefits	—	—	—	—	—	4,151,408

Vesting Acceleration of Equity Awards *	—	—	—	—	—	5,917,225

Total	451,300	125,586	152,554	27,031	39,800	10,190,062

*

Amounts represent the intrinsic value of the restricted stock and option awards held by Mr. Oates, the vesting of which was accelerated on May 1, 2018 pursuant to the terms of his employment agreement.

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Grants of Plan-Based Awards

(1)

With respect to the annual incentives, the amounts shown in column (c) reflect the minimum payment level, which is 50% of the target amount shown in column (d), and the amounts shown in column (e) represent the maximum payout, which is 200% of the amount in column (d). With respect to Mr. Oates, his annual incentive was prorated through May 1, 2018, pursuant to the terms of his employment agreement.

(2)

The amounts shown in column (f) reflect the threshold number of performance-based restricted stock units, which is 50% of the target amount shown in column (g), which is the amount granted to each named executive officer under the Plan on March 29, 2018 (grant date weighted average fair value is $99.52 per share) and the amounts shown in column (h) represent the maximum payout, which is 150% of the amount in column (g). The shares vest over three years contingent on the achievement of certain TSR comparisons against the S&P 500 in each of the three calendar years 2018, 2019 and 2020.

(3)

The amounts shown in column (i) reflect the number of time-based restricted stock units granted to each named executive officer under the Plan on March 29, 2018 (grant date fair value is $96.30 per share). The shares vest ratably over three years.

(4)

The amounts shown in column (j) reflect the number of time-based stock options granted to each named executive officer under the Plan on March 29, 2018 (grant date fair value per option is $16.02 per option granted). The shares vest ratably over three years.

(5)

The amounts shown in column (l) represent the grant date fair value of each award based upon the following per share grant date fair values: March 29, 2018 performance stock units ($99.52), time-based restricted stock units ($96.30) and March 29, 2018 stock option awards ($16.02).

(6)

Mr. Oates resigned from his role as the Company’s Chief Administrative Officer and Corporate Secretary effective February 1, 2018, and is no longer employed by the Company effective May 1, 2018. Due to his resignation no grants were issued to him in 2018.

46	Fidelity National Information Services, Inc.

Narrative Discussion for Summary Compensation Table

and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with a limited number of our senior executives, including our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found in the “Potential Payments Upon Termination or Change in Control” section. The following descriptions are based on the terms of the agreements as of December 31, 2018.

Gary A. Norcross

We entered into a three-year employment agreement with Mr. Norcross, effective November 16, 2007 with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. This agreement has been amended multiple times to reflect various changes in his roles. Effective January 1, 2015, Mr. Norcross’ employment agreement was amended as a consequence of his promotion from President and Chief Operating Officer to President and Chief Executive Officer. Under the terms of the amended agreement, Mr. Norcross’ 2018 annual base salary remained the same at $1,200,000 and his annual bonus target percentage remained the same at 250% of his annual base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Norcross is entitled to supplemental disability insurance sufficient to provide 2/3 of his pre-disability base salary until age 65, and Mr. Norcross and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Norcross’ employment agreement contains provisions related to the payment of benefits upon certain termination events.

Marianne Brown

We entered into a three-year employment agreement with Ms. Brown, effective February 1, 2016, to serve as our Corporate Executive Vice President and Co-Chief Operating Officer, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. The parties entered into an amendment of that agreement in August 2017, pursuant to which the Company provided Ms. Brown with certain subsidies in order to incent her to relocate to the Company’s headquarters in Jacksonville, FL, and fixed the term of her agreement. Under the terms of that amended agreement, Ms. Brown’s annual base salary for 2018 was increased to $725,000 and her annual bonus target was 160% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Ms. Brown and her eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Ms. Brown’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Bruce F. Lowthers

We entered into a three-year employment agreement with Mr. Lowthers, effective February 1, 2018, to serve as our Corporate Executive Vice President and Co-Chief Operating Officer, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Lowthers’ annual base salary for 2018 was $600,000 and his annual bonus target was 125% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Lowthers and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Lowthers’ employment agreement contains provisions related to the payment of benefits upon certain termination events.

Marc M. Mayo

We entered into a three-year employment agreement with Mr. Mayo, effective February 1, 2018, to serve as our Corporate Executive Vice President and Chief Legal Officer, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. Under the terms

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of the agreement, Mr. Mayo’s annual base salary for 2018 was increased to $550,000 and his annual bonus target was 120% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Mayo and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Mayo’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

James W. Woodall

We entered into a three-year employment agreement with Mr. Woodall, effective October 1, 2009, to serve as our Senior Vice President and Chief Accounting Officer, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. On March 15, 2013, we executed an amendment to that agreement, memorializing Mr. Woodall’s promotion to Corporate Executive Vice President and Chief Financial Officer. Based on market analysis and following the successful acquisition of SunGard, which raised the Company’s gross revenue to over $9 billion, Mr. Woodall’s annual base salary was increased to $675,000 and his annual bonus target was raised to 160% of base salary. Under the terms of the agreement, Mr. Woodall’s annual base salary for 2018 was increased to $700,000 and his annual bonus target was 160% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Woodall is entitled to supplemental disability insurance sufficient to provide 2/3 of his pre-disability base salary until age 65, and Mr. Woodall and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Woodall’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Michael P. Oates

We entered into a three-year employment agreement with Mr. Oates, effective October 1, 2009 to serve as our Corporate Executive Vice President and Chief Human Resources Officer with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. This agreement has been amended multiple times to reflect various changes in his roles. Under the terms of the amended agreement, for 2018 Mr. Oates’ annual base salary was $650,000, with an annual bonus target equal to 135% of his annual base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Oates is entitled to supplemental disability insurance sufficient to provide 2/3 of his pre-disability base salary until age 65, and he and his dependents were entitled to medical and other insurance coverage provided to other top executives as a group. Mr. Oates’ employment agreement contains provisions related to the payment of benefits upon certain termination events. Pursuant to the terms of his employment agreement, on May 1, 2018, Mr. Oates terminated his employment for good reason.

Annual Incentive Awards, Bonus Programs and Long-Term Equity Incentive Awards

In 2018, our named executive officers received annual cash incentives. In addition, our named executive officers received grants of performance stock units, time-based restricted stock units and time-based stock options in 2018. More information about the annual cash and long-term equity incentives can be found in the Compensation Discussion and Analysis section.

Other Plans and Benefits

More information about these programs can be found in the Compensation Discussion and Analysis section. We also provide our named executive officers with limited special benefits and perquisites, as discussed in the Compensation Discussion and Analysis section and in the Summary Compensation Table under the column All Other Compensation and the related footnote. We also provide our named executive officers with the opportunity to participate in our deferred compensation plan, as discussed in the Nonqualified Deferred Compensation table and accompanying narrative.

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The following table sets forth information concerning unexercised stock options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2018:

Outstanding Equity Awards at Fiscal Year-End

(1)	The stock options granted on March 29, 2018 vest ratably over a three-year period on each anniversary date of the grant.

(2)

The stock options granted on November 5, 2015 and March 29, 2016 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA targets during each of the three calendar years 2016, 2017 and 2018. The stock options granted on March 29, 2017 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA targets during each of the three calendar years 2017, 2018 and 2019.

(3)	The restricted stock units granted on March 29, 2018 vest ratably over a three-year period on each anniversary date of the grant.

(4)

The restricted stock awards granted on November 5, 2015 and March 29, 2016 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA targets during each of the three calendar years 2016, 2017 and 2018. The restricted stock awards granted on March 29, 2017 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA targets during each of the three calendar years 2017, 2018 and 2019. The performance stock units granted on March 29, 2018 are earned based on the Company’s relative TSR performance against the S&P 500 each calendar year (e.g. 2018, 2019, 2020) and vest, if earned, on each anniversary of the grant date that corresponds to the most recent performance period.

(5)

Market value of unvested restricted stock awards, restricted stock units and performance stock units is based on a closing price of $102.55 for a share of our common stock on the New York Stock Exchange on December 31, 2018.

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The following table sets forth information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended December 31, 2018 for each of the named executive officers on an aggregated basis:

Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Gary A. Norcross	293,333	$20,133,883	101,256	$9,848,525

James W. Woodall	174,389	$ 9,251,487	30,185	$2,934,053

Marianne Brown	—	—	53,291	$5,312,818

Bruce F. Lowthers	—	—	7,072	$ 686,383

Marc M. Mayo	—	—	5,446	$ 528,363

Michael P. Oates	369,369	$15,109,578	46,108	$4,535,262

The following table sets forth information with respect to the named executive officers’ accounts under our nonqualified deferred compensation plans as of December 31, 2018:

Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)(1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Gary A. Norcross	Deferred Comp Plan	—	—	(9,140)	—	127,512

James W. Woodall	—	—	—	—	—	—

Marianne Brown	—	—	—	—	—	—

Bruce F. Lowthers	—	—	—	—	—	—

Marc M. Mayo	—	—	—	—	—	—

Michael P. Oates	—	—	—	—	—	—

(1)	Represents the decrease in the executive’s interest in 2018.

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The Deferred Compensation Plan

Our named executive officers are eligible to participate in the FIS Deferred Compensation Plan, which is a nonqualified elective deferred compensation plan. The named executive officers may elect to defer up to 75% of their base salary, bonuses, and/or commissions on a pre-tax basis. Because the Company does not contribute matching dollars, deferrals and related earnings are not subject to vesting conditions. Participants’ accounts are bookkeeping entries only and participants’ benefits are unsecured. Participants’ accounts are credited or debited daily based on the performance of hypothetical investments selected by the participant, and may be changed on any business day.

Upon retirement, which generally means separation of employment after attaining age sixty, an individual may elect either a lump sum withdrawal or installment payments over 5, 10 or 15 years. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a five-year period. If elected, an individual will receive a lump sum payment upon a separation from service during the twenty-four-month period following a change in control. An individual may also elect to receive a lump sum payment upon a change in control. Account balances at the time of first valuation following termination less than the limit under Section 402(g) of the Internal Revenue Code, which was $18,500 in 2018, will be distributed in a lump sum. Participants can elect to receive in-service distributions if they establish a special account under the plan and specify a future date on which that benefit is to be paid. These payments would equal the value of the account as of the January 31 following the plan year designated by the participant, and would be paid within two and one-half months following the end of that plan year. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

Plan participation continues until all benefits under the plan have been paid.

Deferral amounts that were vested on or before December 31, 2004 are generally not subject to Section 409A and are governed by more liberal distribution provisions that were in effect prior to the passage of Section 409A. For example, a participant may withdraw these grandfathered amounts at any time, subject to a withdrawal penalty of ten percent, or may annually change the payment elections for these grandfathered amounts.

Potential Payments Upon Termination or Change in Control

In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change in control. The amounts described in this section are what would be due under our named executive officers’ employment agreements and our compensation and benefit plans and agreements if employment had terminated or a change in control had occurred on December 31, 2018. The types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change in control without a termination of employment. The actual payments and benefits that would be provided would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment or change in control and the value of accelerated vesting of stock-based awards would depend on the value of the underlying stock.

For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our U.S. salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees. These plans are discussed in the Compensation Discussion & Analysis section and the Nonqualified Deferred Compensation table and accompanying narratives.

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Potential Payments under Employment Agreements

As discussed previously, we have entered into employment agreements with each of our named executive officers. The employment agreements contain provisions for the payment of severance benefits following certain termination events. Following is a summary of the payments and benefits our named executive officers would receive in connection with various employment termination scenarios under their agreements in effect on December 31, 2018, other than Mr. Oates, whose employment with the Company ceased on May 1, 2018.

If a named executive officer’s employment is terminated for any reason, we will pay any earned but unpaid base salary and any expense reimbursement payments owed and any earned but unpaid annual bonus payments relating to the prior year, which we refer to as “accrued obligations.”

If a named executive officer’s employment is terminated by us for any reason other than for cause or due to the executive’s death or disability, or if the executive terminates his or her employment for good reason, then the executive is entitled to receive:

●

In the case of all named executive officers, a prorated annual bonus, based on the date of termination and the actual bonus that would have been earned in the year of termination had the executive still been employed;

●

In the case of Mr. Norcross, a lump sum payment equal to 300% of the sum of the executive’s (1) annual base salary and (2) the target annual bonus opportunity in the year in which the termination of employment occurs;

●

In the case of Ms. Brown and Messrs. Lowthers and Mayo, a lump sum payment equal to 200% of the sum of the executive’s (1) annual base salary and (2) the target annual bonus opportunity in the year in which the termination of employment occurs;

●

In the case of Mr. Woodall, a lump sum payment equal to 200% of the sum of the executive’s (1) annual base salary and (2) the highest annual bonus paid to the executive within the three years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs;

●	In the case of all named executive officers, immediate vesting and/or payment of all equity awards;

●

In the case of Ms. Brown and Messrs. Norcross and Woodall, COBRA or equivalent coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments; and

●

In the case of all named executive officers other than Messrs. Lowthers and Mayo, the right to convert any life insurance into an individual policy, plus a lump sum cash payment equal to thirty-six months of life insurance premiums.

If employment terminates due to death or disability, in the case of all named executive officers the following would be provided:

●	Any accrued obligations;

●	A prorated annual bonus based on the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined;

●	The unpaid portion of the executive’s annual base salary for the remainder of the employment term; and

●	Immediate vesting and/or payment of all equity awards.

As noted above, in the case of certain named executive officers, the employment agreements provide for supplemental disability insurance sufficient to provide 2/3 of the executive’s pre-disability base salary up until the age of 65. For purposes of the agreements, an executive will be deemed to have a “disability” if he or she is entitled to receive long-term disability benefits under our long-term disability plan.

In the case of Ms. Brown, if her employment is terminated due to her retirement on or after December 31, 2019, then she is entitled to receive, in addition to any accrued obligations:

●	An annual bonus for 2019, based on the actual bonus amount for 2019; and

●	All equity awards will immediately vest or become payable.

Under each of the employment agreements, “cause” means the executive’s:

●	Persistent failure to perform duties consistent with a commercially reasonable standard of care;

●	Willful neglect of duties;

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●	Conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty;

●	Material breach of the employment agreement, or material breach of our business policies, accounting practices or standards of ethics; or

●	Impeding or failing to materially cooperate with an investigation authorized by our Board.

The employment agreements define “good reason” as:

●

In the case of all named executive officers, a material diminution in the executive’s position, title or managerial authority, duties or responsibilities or the conditions under which such duties or responsibilities are performed;

●	A material diminution in the executive’s annual base salary or annual bonus opportunity;

●	A material change in the executive’s principle place of employment;

●	Our material breach of any of our obligations under the employment agreement;

●	In the case of Messrs. Norcross and Woodall, a material adverse change in the position to whom the executive reports;

●

In the case of Mr. Norcross, our giving him notice of our intent not to extend the term of his agreement at any time during the one-year period following a change in control or our failure to obtain the assumption of his employment agreement by any successor;

●

In the case of Messrs. Lowthers and Mayo, our giving him notice of our intent not to extend the term of their respective agreements at any time during the one-year period following a change in control (as defined in the Company’s Amended and Restated 2008 Omnibus Incentive Plan);

●	In the case of Ms. Brown, our giving her notice of our intent not to extend the term of her agreement; or

●	In the case of Mr. Norcross, removal of the executive from his position as a director or the failure of the Board of Directors to nominate him as a director.

To qualify as a “good reason” termination, the executive must provide notice of the termination within 90 days of the date he or she first knows the event has occurred. We then have 30 days to cure the event.

Mr. Norcross’s employment agreement defines “change in control” as a change in the ownership or effective control of FIS or a change in control of a substantial portion of the assets of FIS within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Each executive’s employment agreement provides that, if payments or benefits to be provided to the executive in connection with his termination of employment would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive may elect to reduce any payments or benefits to an amount equal to one dollar less than the amount that would be considered a parachute payment under Section 280G of the Internal Revenue Code. The agreements do not provide for any excise tax gross-up payments.

The agreements also provide us and our shareholders with important protections and rights, including the following:

Exception/Protections

Severance benefits under the agreements are conditioned upon the executive’s execution of a full release of FIS and related parties, thus limiting our exposure to lawsuits from the executive;

Except with respect to Mr. Norcross, during his employment with us and in the one-year period following termination of employment, the executive is prohibited from competing with us and from soliciting our customers, suppliers or employees on behalf of a competitor, unless his employment is terminated by us without cause or, by him for good reason or the termination is due to our decision not to extend the employment agreement term;

In the case of Mr. Norcross, during his employment with us and in the one-year period following termination of employment, he is prohibited from competing with us and from soliciting our customers, suppliers or employees on behalf of a competitor, unless his employment is terminated by us without cause, or by him for

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good reason, unless the “good reason” event was our giving him notice of our intent not to extend his term at any time during the one-year period following a change in control or our failure to obtain assumption of his agreement by a successor (however if the other “good reason” events specified in Mr. Norcross’s employment agreement occurred within one-year of our change in control, he will be subject to the non-competition and non-solicitation prohibition); and

During employment and at all times thereafter the executive shall maintain the confidentiality of our confidential information and trade secrets.

Potential Payments under Stock Plans

In addition to the post-termination rights and obligations provided in the employment agreements, our stock incentive plan provides for the potential acceleration of vesting and, if applicable, payment of equity awards in connection with a change in control. Under the Omnibus Plan, outstanding options become immediately exercisable and any restrictions imposed on restricted stock and restricted stock units, including vesting restrictions, lapse upon a change in control. Performance-based restricted shares or performance stock units will be deemed earned at the target level upon a change in control with respect to the open performance periods.

For purposes of the Omnibus Plan, the term “change in control” means the occurrence of any of the following events:

●	An acquisition by an individual, entity or group of 25% or more of our voting power;

●

Consummation of a reorganization, merger, consolidation or sale of all or substantially all of our assets, which we refer to as a “business combination” of FIS, unless, immediately following such business combination, (i) the persons who were the beneficial owners of our voting stock immediately prior to the business combination beneficially own more than 50% of our then outstanding shares, (ii) no person, entity or group beneficially owns 25% or more of the then outstanding shares of common stock of the entity resulting from that business combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from the business combination were members of our incumbent board;

●

During any period of two consecutive years, the individuals who, at the beginning of such period, constitute our board of directors cease for any reason to constitute at least a majority of the board of directors; or

●	Our shareholders approve a plan or proposal for the liquidation or dissolution of FIS.

Estimated Payments and Benefits upon Termination of Employment

The severance amounts do not include a prorated 2018 annual incentive, since such named executive officers would have been paid based on their service through the end of the year and therefore would have received the amount whether or not the termination occurred. Any cash severance payments would be paid in a lump sum following the termination of employment.

For a termination of employment by us without cause or a termination by the executive for good reason, the following payments would be made under these named executive officers’ employment agreements:

Name	Gary A. Norcross	James W. Woodall	Marianne Brown	Bruce Lowthers	Marc M. Mayo
Payment	$12,890,507	$4,765,696	$3,807,593	$2,775,175	$2,457,593

Upon a termination of these executives’ employment due to death or disability, the following payments would have been made:

Name	Gary A. Norcross	James W. Woodall	Marianne Brown	Bruce Lowthers	Marc M. Mayo
Payment	$4,200,000	$2,177,400	$1,945,417	$1,400,000	$1,255,833

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Estimated Equity Values

As disclosed in the Outstanding Equity Awards at Fiscal Year-End table, the named executive officers had outstanding unvested stock options (“Stock Options”), performance stock units, restricted stock awards and restricted stock unit awards (collectively, the “Stock Awards”) as of December 31, 2018.

The following estimates are based on a stock price of $102.55 per share, which was the closing price of our common stock on December 31, 2018. The stock option amounts reflect the excess of this share price over the exercise price of the unvested stock options that would vest. The restricted stock amounts were determined by multiplying the number of shares that would vest by $102.55.

The estimated value of the Stock Options held by the named executive officers that would vest upon a change in control would be as follows:

Name	Gary A. Norcross	James W. Woodall	Marianne Brown	Bruce Lowthers	Marc M. Mayo
Payment	$17,121,869	$5,638,900	$5,077,291	$1,661,603	$1,316,171

The estimated value of Stock Awards held by the named executive officers that would vest upon a change in control would be as follows:

Name	Gary A. Norcross	James W. Woodall	Marianne Brown	Bruce Lowthers	Marc M. Mayo
Payment	$19,101,681	$6,371,637	$6,082,548	$2,812,947	$1,867,436

The estimated value of the Stock Options held by the named executive officers that would vest upon a termination by the Company of each executive’s employment without cause or by the executives for good reason would be as follows:

Name	Gary A. Norcross	James W. Woodall	Marianne Brown	Bruce Lowthers	Marc M. Mayo
Payment	$17,121,869	$5,638,900	$5,077,291	$1,661,603	$1,316,171

The estimated value of Stock Awards held by the named executive officers that would vest upon a termination by the Company of each executive’s employment without cause or by the executive for good reason would be as follows:

Name	Gary A. Norcross	James W. Woodall	Marianne Brown	Bruce Lowthers	Marc M. Mayo
Payment	$19,101,681	$6,371,637	$6,082,548	$2,812,947	$1,867,436

The estimated value of the Stock Options held by the named executive officers that would vest upon a termination due to death or disability would be as follows:

Name	Gary A. Norcross	James W. Woodall	Marianne Brown	Bruce Lowthers	Marc M. Mayo
Payment	$17,121,869	$5,638,900	$5,077,291	$1,661,603	$1,316,171

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The estimated value of Stock Awards held by the named executive officers that would vest upon a termination due to death or disability would be as follows:

Name	Gary A. Norcross	James W. Woodall	Marianne Brown	Bruce Lowthers	Marc M. Mayo
Payment	$19,101,681	$6,371,637	$6,082,548	$2,812,947	$1,867,436

Pursuant to the terms of Mr. Oates’ employment agreement, on May 1, 2018, Mr. Oates terminated his employment for good reason. In connection with his termination of employment, Mr. Oates received a cash severance amount totaling $4,496,720. In addition, his unvested equity awards were immediately vested on May 1, 2018. The estimated value of his unvested Stock Options and unvested Stock Awards that were vested in connection with his termination of employment was $3,770,848 and $2,146,377, respectively. The values described above are based on our stock price of $99.66 per share, which was the closing price of our common stock on May 1, 2018.

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Director Compensation

Director Fees

As of December 31, 2018, our standard compensatory arrangement with our non-management directors included the following:

●	Annual Board retainer $80,000;

●	Annual additional Board retainer of $30,000 to the Lead Independent Director of the Board;

●	Annual retainer of $75,000 to the Chairman of the Audit and Risk Committees;

●	Annual retainer of $35,000 to the members of the Audit and Risk Committees;

●	Annual retainer of $20,000 to the Chairman of the Compensation and the Corporate Governance and Nominating committees;

●	Annual retainer of $12,000 to the members of the Compensation and the Corporate Governance and Nominating committees; and

●	Meeting fees of $2,000 per meeting for Board, Compensation and Corporate Governance and Nominating committee meetings, and $3,000 per meeting for Audit and Risk committee meetings.

On March 29, 2018, we granted each non-employee director 1,973 RSUs, except Mr. Hughes who received 2,492 RSUs for his role as the Lead Independent Director of the Board. On November 1, 2018, Mr. Hughes received an additional grant of 481 RSUs for his significant contribution to, and participation in, our 2018 shareholder engagement campaign. Grants will vest proportionately over three years from the date of grant based upon continued service on our Board. On June 12, 2018 we granted 1,400 RSUs to Messrs. Navab and Shea when they joined the Board.

We also reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Each non-employee member of our Board is eligible to participate in our deferred compensation plan, which permits Board members to defer their Board and committee fees.

Beginning in 2019, based on a recommendation from our independent compensation consultant, we revised the compensatory arrangement with our non-management directors to eliminate meeting fees and update the retainer amounts for Board and Committee service. In addition, we changed the timing of our annual equity grant retainer to non-employee directors to take place immediately following the election of directors at the annual meeting of shareholders.

In addition, Mr. Hughes and Mr. Hunt participate in Certegy’s Deferred Compensation Plan for non-employee directors. Under the plan, participants may defer and be deemed to invest up to 100% of their director’s fees in either a phantom stock fund representing our common stock or in an interest-bearing account. All deferred fees are held in our general funds and are paid in cash. Both Mr. Hughes and Mr. Hunt deferred fees through December 31, 2006 and elected to invest those fees in the Company’s phantom stock fund under the plan. Dividends on the phantom shares held in the non-employee director plan are reinvested in additional phantom shares. In general, deferred amounts are not paid until after the director terminates service on our Board, at which time he will be paid either in a lump sum or in annual payments over not more than ten years, as elected by the director.

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The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ending December 31, 2018:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)

Ellen Alemany	181,000	190,000	—	4,728	375,728

Thomas Hagerty (7)	53,000	562,665	383,971	7,755	1,007,391

Keith W. Hughes	199,000	289,980	—	4,728	493,708

David K. Hunt	213,000	190,000	—	4,728	407,728

Stephan A. James	201,000	190,000	—	4,728	395,728

Frank R. Martire (7)(8)	339,500	834,105	266,291	27,177	1,467,073

Leslie M. Muma	161,000	190,000	—	4,728	355,728

Alexander Navab	53,000	150,038	—	—	203,038

Louise Parent	168,000	190,000	—	334	358,334

Brian T. Shea	59,750	150,038	—	—	209,788

James B. Stallings Jr.	177,750	190,000	—	4,728	372,478

(1)	Represents portions of annual Board and committee retainers which directors elected to receive in cash and meeting fees.

(2)

Includes the grant date fair value of stock awards granted during 2018 and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on the Form 10-K filed with the SEC on February 21, 2019. Additionally, the amounts listed for Mr. Hagerty and Mr. Martire include 2015, 2016, 2017 and 2018 awards that were modified when accelerated on May 30, 2018, as required by FASB ASC Topic 718.

(3)

The aggregate number of shares subject to RSUs outstanding on December 31, 2018 for each director was as follows: 3,609 for Ms. Alemany, 4,609 for Mr. Hughes, 3,609 for Mr. Hunt, 3,609 for Mr. James, 3,609 for Mr. Muma, 1,400 for Mr. Navab, 2,509 for Ms. Parent, 1,400 for Mr. Shea, and 3,609 for Mr. Stallings Jr.

(4)	The amounts listed for Mr. Hagerty and Mr. Martire represent 2015, 2016 and 2017 awards that were modified when accelerated on May 30, 2018, as required by FASB ASC Topic 718.

(5)

The aggregate number of shares subject to stock option awards outstanding on December 31, 2018 for each director was as follows: 45,288 for Ms. Alemany, 54,697 for Mr. Hagerty, 36,775 for Mr. Hughes, 36,775 for Mr. Hunt, 30,775 for Mr. James, 45,466 for Mr. Muma, 5,023 for Ms. Parent and 28,289 for Mr. Stallings, Jr.

(6)	Represents dividend payments, which directors receive in cash once the restricted stock vests.

(7)	Messrs. Hagerty and Martire did not stand for re-election and retired from the Board at the end of their respective terms on May 30, 2018.

(8)	Includes health reimbursement included in Mr. Martire’s agreement.

As part of the annual compensation risk assessment, in 2018, the Company reviewed the various design elements of the Company’s compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking. The scope of this review included aspects of executive compensation, as well as consideration of the items of our compensation policies and practices that affect all employees. Mercer assisted with this assessment. Such evaluation concluded that the Company’s compensation polices and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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CEO Pay Ratio

Our CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. Absent significant change to our employee population or changes in compensation practices that would render past calculations inadequate, SEC rules permit the use of the same median employee for up to three years. Given the lack of changes to FIS’ employee population and compensation practices during fiscal year 2018 that would significantly affect the pay ratio, FIS is using the same employee as in fiscal year 2017 as the median employee for the purposes of the pay ratio. We identified the median employee using our employee population as of October 1, 2017. To identify the median employee, we applied our consistently applied compensation measure across the identified populations. Our consistently applied compensation measure is the compensation to employees that is considered taxable wages in the country in which the employee is employed and this definition was applied consistently within each country for the fiscal year 2017. We then calculated the median employee’s compensation for the fiscal year 2018 in the same manner as the named executive officers in the Summary Compensation Table.

For fiscal year 2018, our median employee compensation was $46,929. Our chief executive officer compensation was $18,442,389. Accordingly, the ratio of the annual total compensation of our CEO to that of our median employee is approximately 393:1.

Our CEO pay ratio is influenced by the countries in which we have employees. Of our employee population on the measurement date, a substantial portion of our employees are in locations where wages are significantly lower than other locations in which we operate.

Corporate Social Responsibility

FIS believes in making a positive impact on the world around us through corporate responsibility. We are committed to operating with integrity, contributing to our surrounding communities, promoting diversity and inclusion, empowering our employees and preserving our natural resources. Data security and protecting our clients’ privacy are also critical areas of focus within our organization. Our Corporate Governance and Nominating Committee oversees our Corporate Social Responsibility programs.

We have built our Corporate Social Responsibility strategy around five key areas: Operating Responsibility, Workplace Responsibility, Financial Responsibility, Environmental Responsibility and Community Responsibility. These key areas align with our mission and overall strategic plan.

Operating Responsibility

We recognize the importance of building the trust of our investors, customers, vendors and suppliers. To earn this trust, we have implemented a comprehensive governance structure that meets or exceeds the requirements of applicable laws, regulations and rules, the NYSE’s listing standards and the expectations of our investors.

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and overall corporate governance structure reflect this commitment. See page 64 for further details and a description of these policies. To help strengthen our Code of Business Conduct and Ethics, we provide an anonymous and confidential ethics and compliance hotline to hear our employees’ suggestions, concerns or reports of misconduct.

We are committed to respecting human rights and establishing high ethical standards across our Company. The U.K. Modern Slavery Act of 2015 requires companies carrying on business in the U.K. to publish a statement describing steps taken to ensure modern forms of slavery and human trafficking are not taking place in the company’s business operations and supply chains. In 2017, we published a Modern Slavery Act Transparency Statement in accordance with the requirements of the U.K. Modern Slavery Act of 2015.

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Our Board of Directors, acting directly and through its committees, is actively involved in oversight of risks inherent in the operation of the Company’s businesses, and its implementation of its strategic plan. Our Risk Committee is made up entirely of independent directors and supports our Board of Director in overseeing and assessing key current and emerging risks facing the Company. See page 71 for a description of the primary functions of the Risk Committee.

Our Risk, Information Security and Compliance group is responsible for all aspects of our enterprise risk management program. See page 71 for further details and a description of our enterprise risk management and oversight.

“Think Secure. Be Secure”. represents the underlying theme of our cyber security and data protection programs. Globally, attacks on information technology systems continue to grow in frequency, complexity and sophistication. Such attacks have become a point of focus for individuals, businesses and governmental entities. We remain focused on making strategic investments in information security to protect our clients and our information systems. We also participate in industry and governmental initiatives to improve information security for our clients.

We utilize an online e-learning training tool for our employees, contractors and Board of Directors known as Regulatory University, or RegU, to deliver risk management training globally and ensure that participants review and acknowledge our policies and practices.

Our Vendor Risk Management program manages and mitigates operational and reputational risk associated with third-party vendors. Key elements of the program include risk assessment, due diligence review, contract establishment, ongoing monitoring practices related to third-party relationships and adequate risk assessment activities at all stages of the vendor life cycle.

Finally, in addition to the policies described above, we have adopted a number of other internal policies to further strengthen our commitment to Operating Responsibly. A representative sample of policies is provided below:

●	Access Review Policy

●	Anti-Bribery and Anti-Corruption Policy

●	Anti-Money Laundering Policy

●	Business Continuity Policy

●	Code of Business Conduct and Ethics

●	Compliance Policy

●	Data Protection Policy

●	Encryption Policy

●	Hedging and Pledging Policy

●	Information Security Policy

●	Privacy Policy

●	Procurement Policy

●	Risk Management Policy

●	Secure Development Practices Policy

●	Vendor Risk Management Policy

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Workplace Responsibility

Our People Strategy encompasses many of the top people offerings of Fortune 100 organizations, global trends that are shaping the market and FIS business and workforce trends. Our three strategic areas are: analytics to generate insights across the company to ensure leaders have the data they need to make meaningful decisions; transformational leadership offerings to ensure our leaders can lead effectively; and automation and digitization which ensure our tools are relevant, simple and easily accessible.

There are more than 47,000 employees at FIS, each representing a unique combination of age, gender, ability, race, language, religion, sexual orientation, gender identity, beliefs, education, work and life experiences. This diversity of thought, background, and experience is essential for moving our organization forward.

For FIS, the reasons why inclusion and diversity matter are simple:

●	There is an opportunity for FIS to harness the power of inclusive teams – which are also higher performing – to generate more effective products and services;

●	FIS Guiding Principles outline a clear commitment to inspiring a passion to act and empowering employee growth, both of which can only happen within an inclusive environment;

●	A workforce that fully reflects the markets we serve allows us to better champion our clients’ needs and is more attractive to potential recruits, and therefore, further enhances the FIS brand; and

●	Our clients are becoming increasingly diverse, and their makeup and expectations are evolving; in turn, our clients expect us to have and uphold our commitment to diversity.

FIS regularly reviews our employment and suppler policies and practices. We expect everyone who works for and with FIS to act in accordance with these statements and work with us to further our strategic inclusion and diversity objectives.

In 2017, we signed on to the CEO Action for Diversity & Inclusion, a CEO-led initiative of more than 500 organizations across industries committed to creating more inclusive workplaces. As part of the initiative, FIS and other companies committed to:

●	Encourage conversations about diversity and inclusion;

●	Implement and expand unconscious bias training; and

●	Share best practices.

Financial Responsibility

Our goal is to create value for our shareholders. FIS succeeds only when our clients succeed. We do this through thought leadership, operational excellence and innovation that champions our clients’ business and keeps them competitive in today’s dynamic and challenging industry environment.

FIS remains focused on making strategic investments in modernization, innovation and integrated solutions and services. We have historically maintained a practice of investing approximately 3-4% of revenues to maintain, enhance and extend the functionality of our proprietary systems and existing software applications, to develop new and innovative software applications and systems to address emerging technology trends in response to the needs of our clients and to enhance the capabilities of our outsourcing infrastructure.

As part of our innovation strategy, we invest for the future through our FinTech Academy and VC FinTech Accelerator programs, which are described in detail below.

We are the founding partner of the FinTech Academy for the University System of Georgia, which is a statewide initiative to create a talent pipeline for the financial technology business sector. The FinTech Academy

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curriculum was developed in conjunction with FinTech employers and will span the 26-institution Georgia University System with virtual access to online courses and degrees.

In addition, we sponsor the VC FinTech Accelerator program, which is a rigorous 12-week program designed to accelerate the growth of early stage financial technology ventures. The VC FinTech Accelerator program selects 10 financial technology startups poised to challenge the status quo in the financial services sector. Through rigorous curriculum, mentorship and coaching, the VC FinTech Accelerator program helps to accelerate industry innovation with a focus on cutting costs, driving customer engagement and increasing revenue. This program is a key element of our strategy to identify, invest in, and bring to market the most modern, advanced financial technologies in the industry.

Environmental Responsibility

As a global leader in financial services technology, our primary opportunities for reducing our direct environmental impacts lie in the efforts we make to operate our data centers and office buildings efficiently and responsibly. The reduction of our environmental footprint is led by our data center consolidation plan, which will reduce our number of data centers from 45 to 14 by 2021 as we migrate to cloud based technology.

As a result of our data center consolidation plan, in 2018 we reduced our data center square footage by ~60,000 square feet and reduced our annual data center electrical consumption by ~26,280,000 kilowatts/hour. We anticipate further reductions through 2020 as we continue to implement our data center consolidation plan.

As part of our data center consolidation plan, we are modernizing our technology platform and transitioning a significant percentage of our server compute to our FIS cloud located in our strategic data centers. This allows us to further enhance security for our clients’ data and increases the flexibility and speed with which we can provide services and solutions to our clients.

This initiative is part of a broader, ongoing effort to minimize the environmental footprint of our technology ecosystem. We pursue certification for a number of our facilities through the U.S. Green Building Council’s (USGBC) Leadership in Energy and Environmental Design (LEED) program, the world’s most widely recognized and applied benchmark for green buildings. All of our large leveraged facilities use building automation and energy management systems to help reduce our impact on the environment. We also seek to use energy- efficient LED lighting and high efficiency mechanical units, reduce paper waste, recycle, and promote a culture of sustainability among our employees at work and at home. We recently installed electric vehicle charging stations at some of our larger locations.

Community Responsibility

With passion and purpose, we encourage a culture of giving back to our clients, communities and colleagues, globally, to make a positive difference. In 2018, our employees logged more than 14,000 hours of volunteer time globally.

FIS offers four employee giving programs that are backed globally by a spirit of generosity and commitment to giving back.

●

FIS Charitable Foundation – The Foundation is a nonprofit, nonstock corporation that serves as the primary source for FIS charitable contributions. The Foundation complements the philanthropic and volunteer efforts of our employees by providing financial support to qualified organizations operating within our areas of focus and is prioritized toward giving back through the efforts and results of our employees. The Foundation complements the donations and volunteer efforts of our employees by providing more than $1 million annually in financial support to global charitable causes.

●

Employee fundraising – Our employees demonstrate their own generous commitment to giving by regularly volunteering their own time, skills and money. The FIS Volunteer Program encourages community involvement by providing eligible employees the opportunity to volunteer for up to eight hours per year as paid time off.

●	Disaster aid – When disasters strike, FIS employees answer the call for help with monetary donations, supplies and volunteer hours.

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●

FIS Cares – This program provides a way for FIS to support its own employees – and for employees to support each other – during times when a catastrophic and unforeseen event has resulted in severe financial hardship. FIS Cares is intended to aid employees who are facing events such as a natural disaster, serious illness, or other extreme circumstances. In these cases, the program can help pay for things like medical expenses, temporary housing, food and clothing, utility bills and other basic needs.

We also support a number of local and national charities and causes.

With our promise to make a difference, we help each other, our families and our communities.

Corporate Governance and Related Matters

Board Oversight

Our Board is responsible for the oversight of the business and affairs of our Company. In carrying out this responsibility, the Board oversees the long-term strategy of our Company and advises our senior management to help drive long-term value creation for our shareholders. Our Board is highly engaged and receives regular updates on a wide variety of matters affecting our Company. In 2018, the Board participated in a multi-day offsite meeting dedicated exclusively to strategic planning and management succession planning.

CEO Performance

Our Lead Independent Director, Keith W. Hughes, leads an annual evaluation of Gary Norcross’ performance. The evaluation process includes an executive session of independent directors and ongoing discussions between our Lead Independent Director and Mr. Norcross throughout the year.

Management Succession Planning

Our Board oversees the succession plan for our CEO, CFO and COOs, which includes a review of succession scenarios, planned transition and timeline and a review of potential candidates. In 2018, the Board participated in a multi-day offsite meeting dedicated exclusively to strategic planning and management succession planning. The Board receives periodic updates on the succession plans for our senior management team throughout the year.

Risk Oversight

The Board, as a whole and through its committees, is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. Management is responsible for the day-to-day assessment, identification, monitoring and decision-making regarding the risks we face. Our Board is responsible for overseeing the management of the firm’s most significant risks on an enterprise-wide basis. The Audit Committee oversees risks related to financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Risk Committee oversees the executive risk management committee and the Company’s enterprise risk management program. The Compensation Committee oversees risks relating to the design of compensation programs and arrangements. The Corporate Governance and Nominating Committee oversees risks related to the Company’s governance structure and processes, related person transactions, independence of the Board and Board and committee structure to ensure appropriate oversight of risk. Each committee of the Board provides periodic reports to the full Board regarding their areas of responsibility and oversight. We believe that our Board’s active role in risk oversight supports our efforts to manage areas of material risk to the company.

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Corporate Governance Guidelines

Our Corporate Governance and Nominating Committee reviewed and approved our amended and restated Corporate Governance Guidelines in January 2019. Our Corporate Governance Guidelines are intended to provide, along with the charters of the committees of our Board, a framework for the functioning of our Board and its committees and to establish a common set of expectations as to how our Board should perform its functions. The Corporate Governance Guidelines address, among other things, the composition of our Board, the selection of directors, the functioning of our Board, the committees of our Board, the evaluation and compensation of directors and the expectations of directors, including ethics and conflicts of interest. In response to shareholder feedback, in January 2019, the Corporate Governance and Nominating Committee revised the Corporate Governance Guidelines to provide that the Board must appoint a Lead Independent Director whenever the role of Chairman and CEO is combined. In 2016, to enhance Board refreshment, our Board approved the adoption of a mandatory retirement age of 77, which is reflected in the Corporate Governance Guidelines. The Corporate Governance Guidelines also provide that a majority of the members of our Board must be independent directors who our Board has determined have no material relationship with us and who otherwise meet the independence criteria established by the New York Stock Exchange (“NYSE”), and any other applicable independence standards. The Corporate Governance and Nominating Committee reviews these guidelines and other aspects of our governance at least annually. A copy of our Corporate Governance Guidelines is available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under “Available Information” on page 73.

Code of Business Conduct and Ethics

Our Board adopted an amended and restated Code of Business Conduct and Ethics (“Code of Conduct”), which is applicable to all our directors, officers and employees. The purpose of the Code of Conduct is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Any waiver or amendment to the Code of Conduct with respect to the CEO or any Senior Financial Officer must be approved by the Audit Committee of the Board, and will be promptly disclosed to the extent required under applicable law, rule or regulation.

Our Code of Conduct is available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy of the Code of Conduct by writing to the Corporate Secretary at the address set forth under “Available Information” on page 73.

The Board

Our Board met seven times in 2018, four of which were regularly scheduled, quarterly meetings and three of which were telephonic meetings. All directors attended 100% of the meetings.

We do not, as a general matter, require our Board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2019 annual meeting. In addition to Mr. Norcross, five members of our Board attended the 2018 annual meeting of shareholders.

Director Independence

On January 31, 2019, the Board determined that all nine of the non-employee members of the Board (Ellen R. Alemany, Keith W. Hughes, David K. Hunt, Stephan A. James, Leslie M. Muma, Alexander Navab, Louise M. Parent, Brian T. Shea and James B. Stallings, Jr.) are independent under the criteria established by the NYSE and our Corporate Governance Guidelines. Messrs. Hagerty and Martire did not stand for re-election and retired from the

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Board at the end of their respective terms on May 30, 2018. Subsequently, in June 2018 the Board appointed Alexander Navab and Brian T. Shea to serve as directors until the 2019 annual meeting of shareholders.

In addition to the Board-level standards for director independence, each member of the Audit Committee and each member of the Compensation Committee meets the heightened independence standards required for such committee members under the NYSE’s listing standards.

Committees of the Board

Audit	Compensation	Corporate Governance and Nominating	Risk	Executive

The charters of all committees are available on the Investor Relations page of our website at www.fisglobal.com. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Available Information” on page 73.

Corporate Governance and Nominating Committee

Corporate Governance and Nominating	Chair	Members	2018 Meetings	2018 Attendance
	Ellen R. Alemany	Stephan A. James Leslie M. Muma Louise M. Parent Brian T. Shea	4	100%

The primary functions of the committee, as identified in its charter, are to:

●	Identify and recommend to the Board qualified individuals to be nominated for election as directors;

●	Advise and assist the Board with respect to corporate governance matters;

●	Oversee the annual evaluation of the Board and committees; and

●	Provide oversight with respect to the Company’s environmental, corporate social responsibility and corporate governance programs.

All members of the committee were deemed to be independent by our Board, as required by the NYSE.

Evaluation of the Board, the Committees and Directors

To fulfill its responsibilities, the Corporate Governance and Nominating Committee oversees the annual evaluation of the Board and of each committee. This annual evaluation is facilitated by an outside consultant with significant corporate governance experience. In this process, each director completes a rigorous self-evaluation form, providing anonymous input regarding the leadership, performance and effectiveness of the Board and each committee on which the director serves. The form also provides an opportunity for directors to identify areas of improvement. Each committee chair reviews that committee’s results with that committee, the Chair of the Corporate Governance and Nominating Committee and the Lead Independent Director. In addition, the Chair of the Corporate Governance and Nominating Committee reviews the results and feedback from the Board and committee evaluation process with the full Board and makes recommendations for improvements as appropriate. This process has been successful in evaluating the effectiveness of our Board and committees and identifying areas to improve our Board.

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In addition, the Corporate Governance and Nominating Committee periodically assesses the collective skills and experiences of our Board, comparing them to the Company’s long-term strategy. The product of this assessment in 2018 can be found in the Director Skills and Experiences section of Shareholder Proposal No. 1 in this Proxy Statement. The committee makes recommendations to our Board regarding its size, composition and structure based on this needs assessment. In determining whether to nominate an incumbent director for reelection, the Corporate Governance and Nominating Committee evaluates each incumbent director and director candidate in light of the committee’s assessment of the talents, skills and other characteristics needed to ensure the effectiveness of the Board. This process, while not formalized, is both annual and continuous, with the Chairman of the Board, the Lead Independent Director and the Chair of the Corporate Governance and Nominating Committee addressing concerns, as they may arise, with regard to director performance or capacity.

Searches for Director Candidates

The Corporate Governance and Nominating Committee develops and recommends to the Board criteria for the selection of qualified directors. When a need for a new director to fill a new Board seat or vacancy arises, the Corporate Governance and Nominating Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including engaging director search firms or considering candidates recommended by shareholders, as described below. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Committee members, other members of the Board and select members of executive management. In addition, a background and reference check is conducted. The Committee makes a recommendation to our Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join our Board, with such invitation being extended by the Chairman of the Board.

The Corporate Governance and Nominating Committee periodically reviews the skills and experiences of our current Board to determine whether the addition of directors with particular experience and skills would make our Board more effective. In conducting its evaluation of potential Board candidates, the Committee and the Board consider many factors, with no single factor being determinative or required. Rather, the Committee and the Board weigh all relevant factors to determine whether the candidate will effectively interact with and contribute to the Board in a collaborative and collegial style. Specific qualifications considered include: professional and work history; educational background and degrees earned; financial acumen and qualifications as a “financial expert” under the SEC standards; scope of business experience, including size and complexity of organizations run by the candidate, P&L responsibility and international business experience; breadth of experience in the financial technology, financial services, or related industries; Board diversity; ability to satisfy NYSE independence standards; and availability and willingness to commit the necessary time to Board service. In addition, the Committee will look for candidates who have demonstrated throughout their careers the highest personal and professional ethics, integrity, and values. Candidates must possess the experience and perspective to interact effectively with the Board on any number of commercial, financial, or strategic matters. Moreover, these candidates should demonstrate an ability to do all of this with a consultative and engaging approach that encourages active listening and constructive dialogue.

The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience. The Board is committed to actively seeking out highly-qualified women and minority candidates for each search the Board undertakes. In identifying, evaluating and recommending director nominee candidates, the Corporate Governance and Nominating Committee will consider diversity of gender and ethnicity within the Board, the criteria set forth above, and such other factors as the Committee deems appropriate. The Board makes the importance of gender and ethnic diversity known to any recruiting firm it engages.

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Board Refreshment

The Corporate Governance and Nominating Committee oversees and plans for director succession and refreshment to maintain a diversity of thought, background and experience that supports the Company’s long-term strategy. Through our succession and refreshment plans, the Corporate Governance and Nominating Committee has an ongoing opportunity to:

●	Evaluate the depth and diversity of experience of our Board;

●	Expand and replace key skills and experience that support our long-term strategy;

●	Continue to seek Board diversity; and

●	Maintain a balanced mix of director tenures.

Since 2017, three new directors have joined the Board: Alexander Navab; Louise M. Parent; and Brian T. Shea.

Shareholder Recommendations for Board Membership

The Board of Directors has adopted a policy with respect to the consideration of director candidates recommended by shareholders. A candidate submission from a shareholder will be considered at any time if the following information is submitted to the Corporate Secretary of the Company:

●	The recommending shareholder’s name and address, together with the number of shares, length of period held and proof of ownership;

●	Name, age and address of candidate;

●	Detailed resume of candidate, including education, occupation, employment and other current commitments;

●	Description of arrangements or understandings between the recommending shareholder and the candidate;

●	Statement describing the candidate’s reasons for seeking election to the Board and documenting candidate’s satisfaction of qualifications articulated by the Board;

●	A signed statement from the candidate, confirming willingness to serve and lack of conflict of interest with the Company; and

●

If the recommending shareholder has been a beneficial holder of more than 5% of the Company’s stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination.

The Corporate Secretary will promptly forward complying nominee recommendation submissions to the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will apply the same criteria in evaluating candidates nominated by shareholders as in evaluating candidates recommended by other sources.

In addition, nominations of individuals for election to our Board at any meeting of shareholders at which directors are to be elected may be made by any of our shareholders entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Section 1.12 or Section 2.12 of our Bylaws. Section 2.12, adopted by our Board in January 2017, sets the Proxy Access rights of our shareholders. It provides that a shareholder, or a group of up to twenty (20) shareholders, who have held at least 3% of the total outstanding shares of the Company continuously for three years or more may nominate and include in our proxy materials up to the greater of two (2) directors or twenty percent (20%) of the current Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Section 2.12. For information regarding the deadlines for submitting nomination notices pursuant to Section 1.12 or Section 2.12 of our Bylaws, see “Shareholder Nominations for Board Membership and Other Proposals” on page 73 of this proxy statement.

Fidelity National Information Services, Inc.	67

Audit Committee

Chair	Members	2018 Meetings	2018 Attendance
David K. Hunt	Ellen R. Alemany Alexander Navab Louise M. Parent James B. Stallings, Jr.	8	100%

The Board has determined that each of the Audit Committee members is financially literate and Independent as required by the rules of the SEC and the NYSE, and that each member, other than Mr. Navab and Ms. Parent, is an Audit Committee Financial Expert, as defined by the rules of the SEC.

The primary functions of the Audit Committee, as identified in its charter, are:

●	The appointment, retention, compensation and oversight of the work of the independent registered public accounting firm;

●	Preapproving any audit and non-audit services to be provided by the independent registered public accounting firm;

●	Establishing policies for the hiring of any employee or former employee of the independent registered public accounting firm;

●

Reviewing with management and the independent registered public accounting firm the annual audited financial statements, the quarterly financial statements, and any internal control matters requiring attention, before the filing of the Company’s Form 10-K and Form 10-Q;

●	Reviewing with management the earnings press releases before they are issued and the nature of the financial information and earnings guidance provided to analysts and rating agencies;

●

Reviewing with the independent registered public accounting firm all critical accounting policies and practices, all alternative treatments of financial information within GAAP, and other material communications between the independent registered public accounting firm and management;

●	Preparing the Audit Committee report required by the Securities and Exchange Commission to be included in the Company’s Annual Proxy Statement;

●

Selecting and evaluating the head of the internal audit function (“Chief Audit Executive”), with such Chief Audit Executive reporting, both functionally and administratively, directly to the committee and meeting separately with the committee on a periodic basis;

●	Reviewing with management, the internal auditor and the independent registered public accounting firm, the scope, planning and staffing of the proposed audit plan for the current year;

●

Reviewing with management, the internal auditor and the independent registered public accounting firm, the quality, adequacy and effectiveness of the Company’s internal controls and any significant deficiencies or material weaknesses in internal controls;

●

Reviewing with management, and any internal or external counsel as the committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company;

●

Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law; and

●

Reviewing requests for and determining whether to grant or deny waivers of the Company’s Code of Business Conduct and Ethics applicable to directors or officers, monitoring the Company’s activities to enforce compliance with the Code of Business Conduct and Ethics, and approving all transactions to which the Company is a party and in which any director and/or executive officer has a direct or indirect material interest (other than an interest arising solely as a result of their position as a director or executive officer of the Company).

The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a) (58)(A) of the Exchange Act.

68	Fidelity National Information Services, Inc.

The Audit Committee is established by the Board of Directors primarily for the purpose of providing independent review and oversight of the Company’s accounting and financial reporting processes and financial statements, internal controls over financial reporting and financial statements established by the Board and the management, audit processes and financial results of the Company’s operations. The Committee will provide an open avenue of communication between the Board, management, internal audit and the independent registered public accounting firm.

The Committee is responsible for assisting the Board’s oversight of (1) the quality and integrity of the Company’s financial statements and related disclosures, (2) the Company’s compliance with legal, tax and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of the Company’s internal audit function, internal controls over financial reporting, and independent registered public accounting firm. Our Audit Committee acts under a written charter, which was adopted by the Audit Committee and subsequently approved by our Board. We review the adequacy of our charter at least annually. As of December 31, 2018, our Audit Committee was comprised of the five directors named below, each of whom has been determined by our Board to be independent as defined by NYSE independence standards. In addition, our Board has determined that all members of our Audit Committee as of such date other than Mr. Navab and Ms. Parent are Audit Committee Financial Experts, as defined by SEC rules.

In performing our oversight function, the Audit Committee reviewed and discussed with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, the audited financial statements of FIS as of and for the year ended December 31, 2018. Management and KPMG reported to us that the Company’s consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FIS and its subsidiaries in conformity with U.S. generally accepted accounting principles. We also discussed with KPMG matters covered by the Public Company Accounting Oversight Board Auditing Standards No. 1301 (Communication with Audit Committees).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG’s provision of non-audit services to the Company is compatible with their independence.

Finally, we discussed with FIS’ internal auditors and KPMG the overall scope and plans for their respective audits. We met with KPMG during each Audit Committee meeting. Our discussions with them included the results of their examinations, their evaluations of FIS’ internal controls and the overall quality of FIS’ financial reporting. Management was present for some, but not all, of these discussions.

Based on the reviews and discussions referred to above, we recommended to our Board that the audited financial statements referred to above be included in FIS’ Annual Report on Form 10-K for the year ended December 31, 2018 and that KPMG be appointed independent registered public accounting firm for FIS for 2019.

In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of FIS’ financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process and adopting procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing FIS’ annual financial statements and expressing an opinion as to whether the statements are fairly stated in all material respects in conformity with U.S. generally accepted accounting principles. The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Exchange Act in either of those fields or in auditor independence.

The foregoing report is provided by the following independent directors, who constituted the committee as of December 31, 2018:	Audit Committee
	David K. Hunt (Chair)	Louise M. Parent
	Ellen R. Alemany	James B. Stallings, Jr.
Alexander Navab

Fidelity National Information Services, Inc.	69

Compensation Committee

Chair	Members	2018 Meetings	2018 Attendance
Keith W. Hughes	David K. Hunt Alexander Navab James B. Stallings, Jr.	4	100%

The Board has determined that each of the Compensation Committee members is independent under the heightened independence standards required by the NYSE for Compensation Committee members.

The primary functions of the committee, as identified in its charter, are:

●

Reviewing and approving goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of those goals and objectives and determining the CEO’s compensation based on such evaluation;

●	Setting salaries and approving incentive compensation awards and compensation policies for all section 16 officers;

●	Determining the long-term incentive component of section 16 officer compensation;

●	Approving any employment agreements (including change-in-control and severance agreements) with section 16 officers;

●	Approving all equity compensation awards made to section 16 officers;

●	Reviewing all equity compensation awards made to non-section 16 executives by the CEO acting as a one- person committee pursuant to a delegation of authority by the Board of Directors;

●	Approving the aggregate total of equity awards made to non-section 16 executives as part of the Company’s annual equity grant;

●	Approving any new compensation and benefit plans uniquely applicable to section 16 officers, or any change to an existing plan;

●

Recommending action to the Board to create, authorize, approve, amend and/or terminate any new or existing compensation and benefit plans that apply to the non-employee members of the Board of Directors; and

●	Reviewing and approving on an annual basis the Compensation Discussion and Analysis and Executive and Director Compensation sections for inclusion in the Company’s Annual Proxy Statement.

For more information regarding the responsibilities of the Compensation Committee, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis and Executive and Director Compensation” beginning on page 26.

Executive Committee

Members	2018 Meetings
Gary A. Norcross Ellen R. Alemany Keith W. Hughes David K. Hunt Stephan A. James	1

The primary function of the committee, as identified in its charter, is to act on behalf of the full Board between regularly scheduled Board meetings, when time is of the essence.

70	Fidelity National Information Services, Inc.

Risk Committee

Chair	Members	2018 Meetings	2018 Attendance
Stephan A. James	Keith W. Hughes Leslie M. Muma Brian T. Shea	4	100%

While the Board is ultimately responsible for risk oversight at our Company, our Board has delegated oversight of the Company’s risk management process to the Risk Committee. The Risk Committee was established as a standing committee of the Board on January 21, 2013. Its role in the Company’s risk oversight process includes overseeing the activities of the executive risk management committee (“ERMC”) and management’s enterprise risk management program, as well as the activities of senior management related to risk management. Senior management has established a Risk, Information Security and Compliance (“RISC”) group that is responsible for ensuring that all aspects of the enterprise risk management program are implemented. This group provides periodic reporting of the enterprise risk management program, its assessment activities and emerging risks to the ERMC and the Risk Committee and, in the case of the Company’s Compliance and Ethics programs, to the Audit Committee of the Board. The RISC group is responsible for ensuring the development and deployment of the Company’s risk management program infrastructure, coordination and conducting of risk assessments, prioritizing and reporting risks, developing risk mitigation strategies, and tracking and managing risk mitigation initiatives. The ERMC is responsible for validating and assessing the overall effectiveness of the risk management program and activities performed by senior management to mitigate specific risks. In its oversight role, the Risk Committee verifies the risk management strategy deployed by the RISC group and the ERMC and reviews and approves the Company’s identified top risks and risk management plan. The Risk Committee receives periodic risk management effectiveness reporting from management, as well as updates on program changes and emerging risks.

The primary functions of the Committee, as identified in its Charter, are:

●	Reviewing executive management’s deployment of an enterprise risk framework and its risk measurement methodologies;

●	Reviewing with executive management the Company’s policies, procedures and standards for identifying and managing Enterprise Risks;

●

Reviewing reports from executive management regarding the Company’s compliance with applicable Enterprise Risk-related policies, procedures and standards and the Company’s performance relative to such policies, procedures and standards;

●	Reviewing and discussing with executive management significant regulatory reports of the Company related to the Enterprise Risks and remediation plans related to such Enterprise Risks;

●	Reviewing, discussing with management, and overseeing the Company’s data security risk strategy and data security risk policies and controls;

●	Reviewing and discussing with management the Company’s compliance risk strategy and compliance risk policies and controls;

●	Receiving, as and when appropriate, reports from internal auditors and members of management on the results of risk management reviews and assessments;

●	Conducting periodic assessments of the state of the Company’s management culture; and

●	Discharging any other responsibilities or duties delegated to the Committee by the Board from time to time.

Cybersecurity and Information Security Risk

Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk. The Risk

Fidelity National Information Services, Inc.	71

Committee oversees the Company’s cybersecurity and information security risk programs, as well as management’s actions to identify, assess, mitigate and remediate material cyber risk issues. The Risk Committee receives regular quarterly reports from the Chief Risk Officer and Chief Information Security Officer on the Company’s cybersecurity and information security programs, and periodic updates throughout the year. The Risk Committee also meets with third-party experts, as appropriate, to evaluate the Company’s cybersecurity and information security programs.

Board Leadership Structure

Mr. Norcross is our Chief Executive Officer and the Chairman of our Board. As Chief Executive Officer, Mr. Norcross is responsible for setting our strategic direction and day-to-day leadership and performance of our Company. As the Chairman of the Board, Mr. Norcross provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. Our Board believes this Board leadership structure is appropriate for the Company, in that the combined role of the Chairman of the Board and Chief Executive Officer promotes unified leadership and direction, allowing for a single, clear focus for management to execute the Company’s strategy and business plan while contributing to a more efficient and effective Board. In making the decision to appoint Mr. Norcross the Chairman, the Board also considered the Company’s strong performance under Mr. Norcross. Finally, the Board considered the fact that the Company has a strong Lead Independent Director, as discussed below.

On February 1, 2018, following a recommendation from the Corporate Governance and Nominating Committee, the Board appointed Keith W. Hughes to serve as Lead Independent Director for a period of three years. The responsibilities of the Lead Independent Director include:

●	Chairing executive sessions of the independent directors of the Board and discussing with the Chairman and/ or CEO issues discussed in executive session;

●	Collaborating with the Chairman and/or CEO to set the Board agenda; and

●	Acting as an intermediary between the independent directors and the Chairman for the purposes of agenda input, issue discussion and flow of information.

Contacting the Board

Any shareholder or other interested person who desires to contact any member of our Board or the non- management members of our Board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204. Communications received are distributed by the Corporate Secretary to the appropriate member or members of our Board.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee charter calls for our Audit Committee to review and approve all transactions to which we are a party and in which any director and/or executive officer of ours has a direct or indirect material interest (other than an interest arising solely as a result of their position as a director or executive officer of the Company). This policy covers all transactions required to be disclosed in this related person transactions section of the proxy statement. The committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken. The provision of our Audit Committee charter described above is in addition to and does not supersede any other applicable Company policies or procedures, including our Code of Conduct. During our 2018 fiscal year, there have been no transactions, or currently proposed transactions, between the Company and related persons that required review by the Audit Committee or that required disclosure in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of the Company’s common stock with the SEC. Executive officers and

72	Fidelity National Information Services, Inc.

directors are required by the SEC’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this proxy statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2018. In 2018 RSUs granted on March 29, 2018 to Ellen Alemany, Marianne Brown, Thomas Hagerty, Keith Hughes, David Hunt, Stephan James, Bruce Lowthers, Frank Martire, Marc Mayo, Gregory Montana, Leslie Muma, Gary Norcross, Louise Parent, James Stallings, Jr., Kathleen Thompson, L. Denise Williams and James Woodall were not filed in a timely manner. These reports were correctly updated and filed on June 14, 2018. Brian Shea became a director of the Company on June 11, 2018. On October 12, 2018 and January 3, 2019, Mr. Shea’s Registered Investment Adviser (“RIA”) purchased shares of FIS stock on Mr. Shea’s behalf. These purchases were made due to inadvertent administrative error by the RIA despite Mr. Shea’s instruction to the RIA not to trade in FIS stock once he became a director. A Form 4 reporting the purchases was untimely filed on February 15, 2019.

Shareholder Nominations for Board Membership and Other Proposals

A shareholder wishing to nominate any person for election as a director of FIS at the Annual Meeting of Shareholders to be held in 2020 must comply with Section 1.12 (Shareholder Proposals and Nominations) or Section 2.12 (Proxy Access) of our Bylaws. Section 1.12 requires notice to FIS no later than December 14, 2019, accompanied by the information required by Section 1.12. Section 2.12(b) requires notice to FIS no earlier than November 14, 2019 and no later than December 14, 2019, accompanied by the information required by Section 2.12. If the date of the Annual Meeting of Shareholders to be held in 2020 is changed to a date more than 30 days earlier or later than May 27, 2020, shareholders wishing to nominate any person for election as a director of FIS at the Annual Meeting of Shareholders to be held in 2020 must comply with the notice deadlines as calculated in Section 1.12(c) and 2.12(b).

Any other proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2020 must be received by the Company no later than December 14, 2019. Any proposal that a shareholder wishes to bring before the 2020 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials must also be received by the Company no later than December 14, 2019. All proposals must comply with the applicable requirements or conditions established by the SEC and the Company’s Bylaws, which require, among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals must be directed to our Corporate Secretary of the Company at 601 Riverside Avenue, Jacksonville, Florida 32204. The persons designated by us as proxies in connection with the 2020 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

Other Matters

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

Available Information

The Company files Annual Reports on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (except for certain exhibits thereto), including our audited financial statements, may be obtained, free of charge, upon written request by any shareholder to Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing us for our expenses in supplying any exhibit.

Fidelity National Information Services, Inc.	73

FIDELITY NATIONAL INFORMATION SERVICES, INC.

601 RIVERSIDE AVENUE

JACKSONVILLE, FL 32204

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E57159-P18801                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	Ellen R. Alemany	☐	☐	☐

	1b.	Keith W. Hughes	☐	☐	☐

	1c.	David K. Hunt	☐	☐	☐

	1d.	Stephan A. James	☐	☐	☐

	1e.	Leslie M. Muma	☐	☐	☐

	1f.	Alexander Navab	☐	☐	☐

	1g.	Gary A. Norcross	☐	☐	☐

	1h.	Louise M. Parent	☐	☐	☐

	1i.	Brian T. Shea	☐	☐	☐

	1j.	James B. Stallings, Jr.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

		For	Against	Abstain

2.	Advisory vote on Fidelity National Information Services, Inc. executive compensation.	☐	☐	☐

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E57160-P18801

FIDELITY NATIONAL INFORMATION SERVICES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2019

The undersigned hereby appoints Gary A. Norcross, Marc M. Mayo and Charles H. Keller each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Fidelity National Information Services, Inc. held of record by the undersigned as of April 1, 2019, at the Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, FL 32204 on May 22, 2019, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side